Exhibit 3.1

                                ACI HOLDING, INC.

               AMENDED AND RESTATED CERTIFICATE OF INCORPORATION


              ACI Holding, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, (the "Corporation"), DOES HEREBY CERTIFY:

              1. The name of the Corporation is ACI Holding, Inc. The original Certificate of Incorporation was filed with the Secretary of the State of Delaware on November 2, 1993, and the Amended and Restated Certificate of Incorporation was filed with the Secretary of State of Delaware on December 30, 1993.

              2. Pursuant to Sections 242 and 245 of the General Corporation Law of the State of Delaware, this Amended and Restated Certificate of Incorporation restates and integrates and further amends the provisions of the Certificate of Incorporation of the Corporation.

              3. The text of the Amended and Restated Certificate of Incorporation as heretofore amended or supplemented is hereby restated and further amended to read in its entirety as follows:

              FIRST: The name of the corporation (which is hereinafter called the ("Corporation") is:

                                ACI Holding, Inc.

              SECOND: The address of the registered office in Delaware is Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware, and the name of the registered agent is The Corporation Trust Company.

              THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

              FOURTH: The amount of the total authorized capital stock of the Corporation is 15,450,000 shares which are divided into classes of shares designated, respectively, as Preferred Stock, having a par value of $.01 per share ("Preferred Stock") and two classes of Common Stock, having a par value of $.01 per share ("Common Stock"). The total number of shares of Preferred Stock the Corporation shall have authority to issue is 5,450,000. The total number of shares of all classes of Common Stock the Corporation shall have authority to issue is 10,000,000. A portion of the Preferred Stock is designated into Series as follows:

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                  A series of 1,500,000 shares of Preferred Stock, having a par value of $.01 each, designated as "Senior Convertible Preferred Stock, Series A."

                  A series of 1,000,000 shares of Preferred Stock, having a par value of $.01 each, designated as "Senior Convertible Preferred Stock, Series A-2."

                  A series of 1,000,000 shares of Preferred Stock, having a par value of $.01 each, designated as "Senior Convertible Preferred Stock, Series B."

                  A series of 1,000,000 shares of Preferred Stock, having a par value of $.01 each, designated as "Senior Convertible Preferred Stock, Series B-2."

                  A series of 350,000 shares of Preferred Stock, having a par value of $.01 each, designated as "Junior Convertible Preferred Stock, Series A."

                  A series of 600,000 shares of Preferred Stock, having a par value of $.01 each, designated as "Junior Convertible Preferred Stock, Series B."

         The Common Stock is designated into Classes as follows:

                  A class of 8,000,000 shares of Common Stock, having a par value of $.01 each, designated as "Class A Common Stock."

                  A class of 2,000,000 shares of Common Stock, having a par value of $.01 each, designated as "Class B Common Stock."

         The relative rights, preferences and privileges of the Class A Common Stock, the Class B Common Stock, the Senior Convertible Preferred Stock, Series A (the "Senior Series A Preferred Stock"), the Senior Convertible Preferred Stock, Series A-2 (the "Senior Series A-2 Preferred Stock"), the Senior Convertible Preferred Stock, Series B (the "Senior Series B Preferred Stock"), the Senior Convertible Preferred Stock, Series B-2 (the "Senior Series B-2 Preferred Stock), the Junior Convertible Preferred Stock, Series A (the "Junior Series A Preferred Stock'), and the Junior Convertible Preferred Stock, Series B (the "Junior Series B Preferred Stock") are set forth herein. The Senior Series A Preferred Stock, the Senior Series A-2 Preferred Stock, the Senior Series B Preferred Stock and the Senior Series B-2 Preferred Stock are hereinafter collectively referred to as the "Senior Preferred Stock." The Junior Series A Preferred Stock and the Junior Series B Preferred Stock are

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hereinafter collectively referred to as the "Junior Preferred Stock." The Senior
Preferred Stock and the Junior Preferred Stock are hereinafter collectively referred to as the "Series Preferred Stock." The Class A Common Stock and the Class B Common Stock are hereinafter collectively referred to as the "Common Stock." The Senior Series A Preferred Stock, the Senior Series A-2 Preferred Stock, the Junior Series A Preferred Stock and the Class A Common Stock are hereinafter collectively referred to as the "A Stock." The Senior Series B Preferred Stock, the Senior Series B-2 Preferred Stock, the Junior Series B Preferred Stock and the Class B Common Stock are hereinafter collectively referred to as the "B Stock."

         A.       Series Preferred Stock

                  1. Voting. The Senior Series B Preferred Stock, the Senior Series B-2 Preferred Stock and the Junior Series B Preferred Stock shall have no voting rights except as provided by law and by Section 7 hereof. Each share of Senior Series A Preferred Stock or Junior Series A Preferred Stock shall entitle the holder thereof to such number of votes per share on any matter or thing to be considered and acted upon by stockholders as shall equal the number of shares of Class A Common Stock (including fractions of a share) into which such share of Senior Series A Preferred Stock or Junior Series A Preferred Stock is then convertible. Except as may be otherwise required by this Article FOURTH or by law, the Senior Series A Preferred Stock and the Junior Series A Preferred Stock shall vote together as a single class with the Class A Common Stock on all such matters and things.

                  2. Dividends. From date of issue until the close of business on the closing date of a Qualified Public Offering (as defined under subparagraph 4A hereof), the holders of the Senior Preferred Stock shall be entitled to receive, out of funds legally available therefor, when and if declared by the board of directors, quarterly dividends, payable on January 1, April 1, July 1, and October 1 of each year (and on the date of the Qualified Public Offering) to holders of record on such dates, commencing on April 1, 1994, at the rate per annum of $.70 per share, as adjusted for stock splits, stock dividends, recapitalizations, reclassifications and similar events which affect the number of outstanding shares of Senior Preferred Stock (together referred to herein as "Recapitalization Events") (the "Accruing Dividends"), in preference to and priority over any payment of dividends on Junior Preferred Stock or Common Stock. Accruing Dividends shall accrue from day to day, whether or not earned or declared, and shall be cumulative. No dividends shall be declared and set aside for any shares of Senior Series A Preferred Stock or Senior Series B Preferred Stock, respectively, unless at the same time a like dividend for the same period shall be declared, set aside and paid on all the then outstanding shares of the other series of Senior Preferred Stock. Until January 1, 1999, all Accruing Dividends (a) on outstanding shares of Senior Series A Preferred Stock shall be paid solely in kind by the issuance of a dividend of additional shares

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of Senior Series A Preferred Stock (which shall be Senior Series A-2 Preferred
Stock following the Maximum PIK Conversion Date, as defined below) at the rate of 7/100 of a share for each $.70 of Accruing Dividends (the "Series A PIK Dividends") and (b) on outstanding shares of Senior Series B Preferred Stock shall be paid solely in kind by the issuance of a dividend of Senior Series B Preferred Stock (which shall be Senior Series B-2 Preferred Stock following the Maximum PIK Conversion Date, as defined below) at the rate of 7/100 of a share for each $.70 of Accruing Dividends (the "Series B PIK Dividends" and together with the Series A PIK Dividends, collectively, the "PIK Dividends"). Beginning January 1, 1999, Accruing Dividends may be paid in cash or PIK Dividends, at the option of the Corporation. From and after the date on which the Corporation has declared and paid an aggregate of 900,000 shares constituting PIK Dividends (the "Maximum PIK Conversion Date"), PIK Dividends shall only be paid in shares of Senior Series A-2 Preferred Stock and Senior Series B-2 Preferred Stock, respectively. No dividend shall be declared, paid or set aside for payment on any shares of Junior Preferred Stock or Common Stock unless all Accruing Dividends on Senior Preferred Stock shall have been paid in full.

                  3. Liquidation. Upon any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary (a "Liquidation"), the holders of the shares of Senior Preferred Stock shall be entitled, before any distribution or payment is made upon any Junior Preferred Stock, Common Stock or other stock ranking on liquidation junior to the Senior Preferred Stock, to be paid an amount in cash equal to the greater of (i) $10.00 per share (appropriately adjusted for Recapitalization Events) plus, in the case of each share, an amount equal to all dividends, if any, accrued and unpaid thereon, computed to the date payment thereof is made available (accrued and unpaid PIK Dividends being valued, for such purpose, at $10.00 per share), or (ii) such amount per share as would have been payable had each such share, and all accrued and unpaid PIK Dividends thereon been converted to Common Stock pursuant to paragraph 4 immediately prior to such Liquidation, and the holders of Senior Preferred Stock shall not be entitled to any further payment, such amount payable with respect to one share of Senior Preferred Stock being sometimes referred to as the "Senior Liquidation Payments." If upon such Liquidation, the assets to be distributed among the holders of Senior Preferred Stock shall be insufficient to permit payment to the holders of Senior Preferred Stock of the amount distributable as aforesaid, then the entire assets of the Corporation to be so distributed shall be distributed ratably among the holders of Senior Preferred Stock.

         Upon any liquidation, after the holders of the Senior Preferred Stock shall have been paid in full the amounts to which they shall be entitled, the holders of the shares of Junior Preferred Stock shall be entitled, before any distribution or payment is made upon any Common Stock or other stock ranking on liquidation junior to the Junior Preferred Stock, to be paid an amount in cash equal to the

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greater of (i) $10.00 per share (appropriately adjusted for Recapitalization
Events), or (ii) such amount per share as would have been payable had each such share been converted to Common Stock pursuant to paragraph 4 immediately prior to such Liquidation, and the holders of Junior Preferred Stock shall not be entitled to any further payment, such amount payable with respect to one share of Junior Preferred Stock being sometimes referred to as the "Junior Liquidation Payments." If upon such Liquidation, the assets to be distributed among the holders-of Junior Preferred Stock shall be insufficient to permit payment to the holders of Junior Preferred Stock of the amount distributable as aforesaid, then the entire assets of the Corporation to be so distributed shall be distributed ratably among the holders of Junior Preferred Stock.

         Upon any Liquidation, after the holders of Series Preferred Stock shall have been paid in full the amounts to which they shall be entitled, the remaining net assets of the Corporation may be distributed to the holders of any class of Preferred Stock ranking junior to the Series Preferred Stock, and, thereafter to the Common Stock.

         Written notice of such Liquidation, stating a payment date, the amount of any payments to be made to the holders of the Series Preferred Stock and the place where said payments shall be payable, shall be given by mail, postage prepaid, or by telex to non-U.S. residents, not less than 20 days prior to the payment date stated therein, to the holders of record of Series Preferred Stock, such notice to be addressed to each such holder at its address as shown by the records of the Corporation. The consolidation or merger of the Corporation into or with any other entity or entities which results in the exchange of outstanding shares of the Corporation for securities or other consideration issued or paid or caused to be issued or paid by any such entity or affiliate thereof, and the sale or transfer by the Corporation of all or substantially all its assets, shall be deemed to be a Liquidation, within the meaning of the provisions of this paragraph 3.

         For purposes hereof, Junior Preferred Stock shall rank on Liquidation junior to the Senior Preferred Stock, and the Common Stock shall rank on Liquidation junior to the Senior Preferred Stock and the Junior Preferred Stock and any other series of Preferred Stock.

                  4. Conversion. The holders of shares of Series Preferred Stock shall have the following conversion rights:

                           4A. Right to Convert. Subject to the terms and
conditions of this paragraph 4, the holder of any share or shares of Senior Series A Preferred Stock (other than shares of Senior Series A Preferred Stock received as Series A PIK Dividends) or Junior Series A Preferred Stock (collectively, the "A Preferred Stock") shall have the right, at its option at any time, to convert any such shares of

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A Preferred Stock (except that upon any Liquidation of the Corporation the right of conversion shall terminate at the close of business on the business day fixed for payment of the amount distributable on the A Preferred Stock) into such number of fully paid and nonassessable shares of Class A Common Stock as is obtained by (a) multiplying the number of shares of A Preferred Stock so to be converted by $10.00 and (b) dividing the result by the conversion price per share of $10.00 or, in case an adjustment of such price has taken place pursuant to the further provisions of this paragraph 4, then by the conversion price as last adjusted and in effect at the date any share or shares of A Preferred Stock are surrendered for conversion (the "Conversion Price").

                  Subject to the terms and conditions of this paragraph 4, the holder of any share or shares of Senior Series B Preferred Stock (other than shares of Senior Series B Preferred Stock received as Series B PIK Dividends) or Junior Series B Preferred Stock (collectively, the "B Preferred Stock") shall have the right, at its option at any time, to convert any such shares of B Preferred Stock (except that upon any Liquidation of the corporation the right of conversion shall terminate at the close of business on the business day fixed for payment of the amount distributable on the B Preferred Stock) into such number of fully paid and nonassessable shares of Class B Common Stock (or, if the Class B Common Stock shall have been converted pursuant to the provisions of Article FOURTH, Section C hereof, into Class A Common Stock, such number of shares of Class A Common Stock) as is obtained by (a) multiplying the number of shares of B Preferred Stock so to be converted by $10.00 and (b) dividing the result by the Conversion Price.

                  From and after January 1, 1997, unless a Qualified Public Offering (as defined below) has occurred, subject to the terms and conditions of this paragraph 4, (a) the holder of any share or shares of Senior Series A Preferred Stock received as Series A PIK Dividends shall have the right, at its option, to convert any such shares of Senior Series A Preferred Stock received as Series A PIK Dividends (except that upon any Liquidation of the Corporation the right of conversion shall terminate at the close of business on the business day fixed for payment of the amount distributable on the Senior Series A Preferred Stock received as Series A PIK Dividends) into such number of fully paid and nonassessable shares of Class A Common Stock as is obtained by (i) multiplying the number of shares of Senior Series A Preferred Stock received as Series A PIK Dividends so to be converted by $10.00 and (ii) dividing the result by the Conversion Price, and (b) the holder of any share or shares of Senior Series B Preferred Stock received as Series B PIK Dividends shall have the right, at its option, to convert any such shares of Senior Series B Preferred Stock received as Series B PIK Dividends (except that upon any Liquidation of the Corporation the right of conversion shall terminate at the close of business on the business day fixed for payment of the amount distributable on the Senior Series B Preferred Stock received as Series B PIK Dividends) into such number of fully paid and nonassessable shares of Class B Common Stock (or, if the

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Class B Common Stock shall be been converted pursuant to the provisions of
Article FOURTH, Section C hereof, into Class A Common Stock, such numbers of Class A Common Stock) as is obtained by (i) multiplying the number of shares of Senior Series B Preferred Stock received as Series B PIK Dividends so to be converted by $10.00 and (ii) dividing the result by the Conversion Price. Shares of Senior Series A-2 Preferred Stock and Senior Series B-2 Preferred Stock shall not be convertible.

                  Notwithstanding the foregoing, the option to convert the Senior Series A Preferred Stock or Senior Series B Preferred Stock received as PIK Dividends shall not become effective if on or before the close of business on January 1, 1997 there shall have occurred on the closing date of an underwritten public offering of Common Stock of the Corporation pursuant to a Registration Statement filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933 (a "Public Offering") which results in net proceeds to the Corporation of at least $15 million; provided that the product of (i) the sum of (x) the number of shares of Common Stock of the Corporation outstanding immediately prior to the Public Offering, plus (y) the number of shares of Common Stock which would have been outstanding had the shares of Series Preferred Stock outstanding immediately prior to the Public Offering been converted pursuant to the provisions of this paragraph 4, plus (z) the number of shares of Common Stock issuable upon exercise of all warrants or options to purchase Common Stock outstanding immediately prior to the Public Offering which are then exercisable, times (ii) the price per share at which the Common Stock is offered to the public in the Public Offering, shall equal or exceed $125 million. A Public Offering meeting the criteria set forth in this paragraph is referred to herein as a "Qualified Public Offering".

                  Such rights of conversion shall be exercised by the holder thereof by giving written notice that the holder elects to convert a stated number of shares of Series Preferred Stock into Common Stock and by surrender of a certificate or certificates for the shares so to be converted to the Corporation at its principal office (or such other office or agency of the Corporation as the Corporation may designate by notice in writing to the holders of the Series Preferred Stock) at any time during its usual business hours on the date set forth in such notice, together with a statement of the name or names (with address) in which the certificate or certificates for shares of Common Stock shall be issued. The Corporation, immediately upon receipt by it of a written notice by any holder of Series Preferred Stock of its election to convert all or any of its shares of convertible Series Preferred Stock into Common Stock, shall deliver to each holder of Series Preferred Stock a true copy of such notice of election to convert and a statement of the date when same was received by the Corporation. Any other holder of Series Preferred Stock who, within 20 days after receipt of such notification, likewise shall elect to convert all or any of its convertible Series Preferred Stock shall have its election so made be deemed to have been made simultaneously with and to have the same force and

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effect as if made simultaneously with that of the holder first making such election to convert.

                           4B.      Issuance of  Certificates:  Time Conversion
Effected. Promptly after the receipt of the written notice referred to in subparagraph 4A and surrender of the certificate or certificates for the share or shares of Series Preferred Stock to be converted, the Corporation shall issue and deliver, or cause to be issued and delivered, to the holder, registered in such name or names as such holder may direct, a certificate or certificates for the number of whole shares of Common Stock issuable upon the conversion of such share or shares of Series Preferred Stock. To the extent permitted by law, such conversion shall be deemed to have been effected and the Conversion Price shall be determined as of the close of business on the date on which such written notice shall have been received by the Corporation and the certificate or certificates for such share or shares shall have been surrendered as aforesaid, and at such time the rights of the holder of such share or shares of Series Preferred Stock shall cease, and the person or persons in whose name or names any certificate or certificates for shares of Common Stock shall be issuable upon such conversion shall be deemed to have become the holder or holders of record of the shares represented thereby.

                           4C.      Fractional  Shares;   Dividends;   Partial
Conversion. No fractional shares shall be issued upon conversion of Series Preferred Stock into Common Stock and no payment or adjustment shall be made upon any conversion on account of any cash dividends on the Common Stock issued upon such conversion. At the time of each conversion, the Corporation shall pay in cash (or in additional shares of Series Preferred Stock of the same class representing accrued but unpaid PIK Dividends, which may, at the option of the holder, be paid instead in such number of shares of Common Stock (if any) into which such shares of Series Preferred Stock representing PIK Dividends shall be convertible, unless such Series Preferred Stock representing PIK Dividends shall no longer be convertible, in which case the same shall be paid in cash at the rate of $10.00 per share of Series Preferred Stock representing PIK Dividends) an amount equal to all dividends, including Accruing Dividends, if any, accrued and unpaid on the shares of Series Preferred Stock surrendered for conversion to the date upon which such conversion is deemed to take place as provided in subparagraph 4B. In case the number of shares of Series Preferred Stock represented by the certificate or certificates surrendered pursuant to subparagraph 4A exceeds the number of shares converted, the Corporation shall, upon such conversion, execute and deliver to the holder, at the expense of the Corporation, a new certificate or certificates for the number of shares of Series Preferred Stock represented by the certificate or certificates surrendered which are not to be converted. If any fractional share of Common Stock would, except for the provisions of the first sentence of this subparagraph 4C, be delivered upon such conversion, the Corporation, in lieu of delivering such fractional share, shall pay to the holder surrendering the Series Preferred Stock for

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conversion an amount in cash equal to the current market price of such fractional share as determined in good faith by the Board of Directors of the Corporation.

                           4D.      Adjustment   of  Price  Upon  Issuance  of
Common Stock. Except as provided in subparagraph 4E, if and whenever the Corporation shall issue or sell, or is, in accordance with subparagraphs 4D(1) through 4D(7), deemed to have issued or sold, any shares of Common Stock for a consideration-per share less than the Conversion Price, in effect immediately prior to the time of such issue or sale, then, forthwith upon such issue or sale, the Conversion Price shall be reduced to the price at which the Corporation issued or sold, or is deemed to have issued or sold, such shares of Common Stock.

                  For purposes of this subparagraph 4D, the following subparagraphs 4D(1) to 4D(7) shall also be applicable:

                           4D(1) Issuance of Rights or Options. In case at any
                  time after the issuance of the Series Preferred Stock the Corporation shall in any manner grant (whether directly or by assumption in a merger or otherwise) any warrants or other rights to subscribe for or to purchase, or any options for the purchase of, Common Stock or any stock or security convertible into or exchangeable for Common Stock (such warrants, rights or options being called "Options" and such Convertible or exchangeable stock or securities being called "Convertible Securities"), except for options granted to employees of the Corporation or its subsidiaries pursuant to a management Stock Option Plan approved by all members of the Board of Directors elected by the Series Preferred Stock, whether or not such Options or the right to convert or exchange any such Convertible Securities are immediately exercisable, and the price per share for which Common Stock is issuable upon the exercise of such Options or upon the conversion or exchange of such Convertible Securities (determined by dividing (i) the total amount, if any, received or receivable by the Corporation as consideration for the granting of such Options, plus the minimum aggregate amount of additional consideration, if any, payable upon the issue or sale of such Convertible Securities and upon the conversion or exchange thereof, by
                  (ii) the total maximum number of shares of Common Stock issuable upon the conversion or exchange of all such Convertible Securities) shall be less than the Conversion Price in effect immediately prior to the time of the granting of such Options, then the total maximum number of shares of Common Stock issuable upon the exercise of such Options or upon conversion or exchange of the total maximum amount of such Convertible Securities issuable upon the exercise of such Options shall be deemed to have been issued for such price per share as of the date of granting of such Options or the

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                  issuance of such Convertible Securities and thereafter shall be deemed to be outstanding. Except as otherwise provided in subparagraph 4D(3), no adjustment of the Conversion Price, shall be made upon the actual issue of such Common Stock or of such Convertible Securities upon exercise of such Options or upon the actual issue of such Common Stock upon conversion or exchange of such Convertible Securities.

                           4D(2) Issuance of Convertible Securities. In case the
                  Corporation shall in any manner issue (whether directly or by assumption in a merger or otherwise) or sell any Convertible Securities, whether or not the rights to exchange or convert any such Convertible Securities are immediately exercisable, and the price per share for which Common Stock is issuable upon such conversion or exchange (determined by dividing (i) the total amount received or receivable by the Corporation as consideration for the issue or sale of such Convertible Securities, plus the minimum aggregate amount of additional consideration, if any, payable to the Corporation upon the conversion or exchange thereof, by (ii) the total maximum number of shares of Common Stock issuable upon the conversion or exchange of all such Convertible Securities) shall be less than the Conversion Price in effect immediately prior to the time of such issue or sale, then the total maximum number of shares of Common Stock issuable upon conversion or exchange of all such Convertible Securities shall be deemed to have been issued for such price per share as of the date of the issue or sale of such Convertible Securities and thereafter shall be deemed to be outstanding, provided that (a) except as otherwise provided in subparagraph 4D(3), no adjustment of the Conversion Price shall be made upon the actual issue of such Common Stock upon conversion or exchange of such Convertible Securities and (b) if any such issue or sale of such Convertible Securities is made upon exercise of any Options to purchase any such Convertible Securities for which adjustments of the Conversion Price have been or are to be made pursuant to other provisions of this subparagraph 4D, no further adjustment of the Conversion Price shall be made by reason of such issue or sale.

                           4D(3) Change in Option Price or Conversion Rate. Upon
                  the happening of any of the following events, namely, if the purchase price provided for in any Option referred to in subparagraph 4D(1), the additional consideration, if any, payable upon the conversion or exchange of the Convertible Securities referred to in subparagraph 4D(1) or 4D(2), or the rate at which Convertible Securities referred to in subparagraph 4D(1) or 4D(2) are convertible into or exchangeable for Common Stock shall change at any time (including, but not limited

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                  to, changes under or by reason of provisions designed to
                  protect against dilution), the Conversion Price in effect at the time of such event shall forthwith be readjusted to the Conversion Price which would have been in effect at such time had such Options or Convertible Securities still outstanding provided for such changed purchase price, additional consideration or conversion rate, as the case may be, at the time initially granted, issued or sold, but only if as a result of such adjustment the Conversion Price then in effect hereunder is thereby reduced.

                  On the expiration of any Option described in subparagraphs 4D(1), (2) or (3) or the termination of any right to convert or exchange Convertible Securities described in subparagraphs 4D(1), or (2) or (3), the Conversion Price then in effect hereunder shall forthwith be increased to the Conversion Price which would have been in effect at the time of such expiration or termination had such Option or Convertible Securities, to the extent outstanding immediately prior to such expiration or termination, never been issued.

                           4D(4) Stock Dividends. In case the Corporation shall
                  declare a dividend or make any other distribution upon any stock of the Corporation payable in Common Stock (except for dividends or distributions upon the Common Stock), Options or Convertible Securities (other than PIK Dividends), any Common Stock, Options or Convertible Securities, as the case may be, issuable in payment of such dividend or distribution shall be deemed to have been issued or sold for a consideration of $.01.

                           4D(5) Consideration for Stock. In case any shares of
                  Common Stock, Options or Convertible Securities shall be issued or sold for cash, the consideration received therefor shall be deemed to be the amount received by the Corporation therefor, without deduction therefrom of any expenses incurred or any underwriting commissions or concessions paid or allowed by the Corporation in connection therewith. In case any shares of Common Stock, Options or Convertible Securities shall be issued or sold for a consideration other than cash, the amount of the consideration other than cash received by the Corporation shall be deemed to be the fair value of such consideration as determined in good faith by the Board of Directors of the Corporation, without deduction of any expenses incurred or any underwriting commissions or concessions paid or allowed by the Corporation in connection therewith. In case any Options shall be issued in connection with the issue and sale of other securities of the Corporation, together comprising one integral transaction in which no

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                  specific consideration is allocated to such Options by the parties thereto, such options shall be deemed to have been issued for such consideration as determined in good faith by the Board of Directors of the Corporation.

                           4D(6) Record Date. In case the Corporation shall take
                  a record of the holders of its Common Stock for the purpose of entitling them (i) to receive a dividend or other distribution payable in Common Stock, Options or Convertible Securities or
                  (ii) to subscribe for or purchase Common Stock, Options or Convertible Securities, then such record date shall be deemed to be the date of the issue or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right or subscription or purchase, as the case may be.

                           4D(7) Treasury Shares. The number of shares of Common
                  Stock outstanding at any given time shall not include shares owned or held by or for the account of the Corporation, and the disposition of any such shares shall be considered an issue or sale of Common Stock for the purpose of this subparagraph 4D.

                           4E. Certain Issues of Common Stock Executed.
Anything herein to the contrary notwithstanding, the Corporation shall not be required to make any adjustment of the Conversion Price in the case of the issuance of up to (a) an aggregate of 477,744 shares (appropriately adjusted to reflect the occurrence of any event described in subparagraph 4F) of Class B Common Stock or options exercisable therefor, to employees of the Corporation in connection with their employment by the Corporation, (b) an aggregate of 881,420 shares of Common Stock (subject to adjustment by the terms thereof) issuable pursuant to the exercise of warrants issued on or prior to December 31, 1993,
(c) an aggregate of 5,775 shares of Common Stock (subject to adjustment by the terms thereof) issuable pursuant to the exercise of warrants to be issued to Nations Financial Capital Corporation or its assignee(s) and (d) an aggregate of 30,000 shares of Common Stock (subject to adjustment by the terms thereof) issuable to a qualified employee benefit plan of the Corporation.

                           4F.      Subdivision   or   Combination  of  Common
Stock. In case the Corporation shall at any time subdivide (by any stock split, stock dividend or otherwise) its outstanding shares of Common Stock into a greater number of shares, the Conversion Price in effect immediately prior to such subdivision shall be proportionately reduced, and, conversely, in case the outstanding shares of Common Stock shall be combined into a smaller number of shares, the Conversion Price or in effect immediately prior to such combination shall be proportionately increased.

                           4G. Reorganization or Reclassification. If any
capital reorganization or reclassification of the capital stock of the Corporation shall be effected in such a way that holders of Common Stock shall be entitled to receive stock, securities or assets with respect to or in exchange for Common Stock, then, as a condition of reorganization or reclassification, lawful and adequate provisions shall be made whereby each holder of a share or shares of Series Preferred Stock shall thereupon have the right to receive, upon the basis and upon the terms and conditions specified herein and in lieu of the shares of Common Stock immediately theretofore receivable upon the conversion of such share or shares of Series Preferred Stock, such shares of stock, securities or assets as may be issued or payable with respect to or in exchange for number of outstanding shares of such Common Stock equal to the number of shares of such Common Stock immediately theretofore receivable upon such conversion had such reorganization or reclassification not taken place, and in any such case appropriate provisions shall be made with respect to the rights and interests of such holder to the end that the provisions hereof (including without limitation provisions for adjustments of the Conversion Price) shall thereafter be applicable, as nearly as may be, in relation to any shares of stock, securities or assets thereafter deliverable upon the exercise of such conversion rights.

                           4H. Notice of Adjustment. Upon any adjustment
of the Conversion Price then and in each such case the Corporation shall give written notice thereof, by first class mail, postage prepaid, or by telex to non-US. residents, addressed to each holder of shares of Series Preferred Stock at the address of such holder as shown on the books of the Corporation, which notice shall state the Conversion Price resulting from such adjustment, setting forth in reasonable detail the method upon which such calculation is based.

                           4I. Other Notices. In case at any time:

                                    (1) the Corporation shall declare any
dividend upon its Common Stock payable in cash or stock or make any other distribution to the holders of its Common Stock;

                                    (2) the Corporation shall offer for
subscription pro rata to the holders of its Common Stock any additional shares of stock of any class or other rights;

                                    (3) there shall be any capital
reorganization or reclassification of the capital stock of the Corporation, or a consolidation or merger of the Corporation with or into, or a sale of all or substantially all its assets to, another entity or entities; or

                                    (4) there shall be a Liquidation; and

                                    (5) then, in any one or more of said
cases, the Corporation shall give, by first class mail, postage prepaid, or by telex to non-US. residents, addressed to each holder of any shares of Series Preferred Stock at the address of such holder as shown on the books of the Corporation, (a) at least 20 days' prior written notice of the date on which the books of the Corporation shall close or a record shall be taken for such dividend, distribution or subscription rights or for determining rights to vote in respect of any such reorganization, reclassification, consolidation, merger, sale, Liquidation and (b) in the case of any such reorganization, reclassification, consolidation, merger, sale, Liquidation, at least 20 days' prior written notice of the date when the same shall take place. Such notice in accordance with the foregoing clause (a) shall also specify, in the case of any such dividend, distribution or subscription rights, the date on which the holders of Common Stock shall be entitled thereto and such notice in accordance with the foregoing clause (b) shall also specify the date on which the holders of Common Stock shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, sale, or Liquidation, as the case may be.

                           4J. Stock to be Reserved. The Corporation
will at all times reserve and keep available out of its authorized Common Stock, solely for the purpose of issuance upon the conversion of Series Preferred Stock as herein provided, such number of shares of Common Stock as shall then be issuable upon the conversion of all outstanding shares of Series Preferred Stock. The Corporation covenants that all shares of Common Stock which shall be so issued shall be duly and validly issued and fully paid and nonassessable and free from all taxes, liens and charges with respect to the issue thereof, and, without limiting the generality of the foregoing, the Corporation covenants that it will from time to time take all such action as may be requisite to assure that the par value per share of the Common Stock is at all times equal to or less than the Conversion Price in effect at the time. The Corporation will take all such action as may be necessary to assure that all such shares of Common Stock may be so issued without violation of any applicable law or regulation, or of any requirement of any national securities exchange upon which the Common Stock may be listed. The Corporation will not take any action which results in any adjustment of the Conversion Price if the total number of shares of Common Stock issued and issuable after such action upon conversion of the Series Preferred Stock would exceed the total number of shares of Common Stock then authorized by this Certificate of Incorporation.

                           4K. No Reissuance of Series Preferred Stock.
Shares of Series Preferred Stock which are converted into shares of Common Stock as provided herein shall not be reissued.

                           4L. Issue Tax. The issuance of certificates
for shares of Common Stock upon conversion of Series Preferred Stock shall be made without charge to the holders thereof for any issuance tax in respect thereof, provided that the Corporation shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other than that of the holder of the Series Preferred Stock which is being converted.

                           4M. Closing of Books. The Corporation will at
no time close its transfer books against the transfer of any Series Preferred Stock or of any shares of Common Stock issued or issuable upon the conversion of any shares of Series Preferred Stock in any manner which interferes with the timely conversion of such Series Preferred Stock, except as may otherwise be required to comply with applicable securities laws.

                           4N. Definition of Common Stock. As used in
this paragraph 4, the term "Common Stock" shall mean and include the Corporation's authorized Class A and Class B Common Stock, $.01 par value, as constituted on the date of filing of this Amended and Restated Certificate of Incorporation, and shall also include any capital stock of any class of the Corporation thereafter authorized which shall neither be limited to a fixed sum or percentage of par value in respect of the rights of the holder thereof to participate in dividends nor entitled to a preference in the distribution of assets upon the voluntary or involuntary liquidation, dissolution or winding up of the Corporation.

                  5. Redemption at Option of the Series Preferred Stock.

                           5A. Redemption Price and Election. If any
holder of then outstanding shares of Series Preferred Stock requests the Corporation in writing, given at any time or from time to time on or after December 31, 2003 (the "Redemption Election"), to redeem shares of the outstanding Series Preferred Stock, the Corporation shall give prompt written notice thereof to all other holders of Series Preferred Stock whereupon such other holders shall give written notice to the Corporation (the "Notice Period") if they desire to have their shares of Series Preferred Stock redeemed, stating the number of such shares they wish to have so redeemed. Subject to the conditions set forth in this paragraph 5, the Corporation shall, immediately after the Notice Period, first redeem all shares of Senior Preferred Stock specified in such requests at the time, and pursuant to the terms, set forth below, in each case by paying in cash, out of funds legally available therefor, a sum per share equal to $10.00 per share (appropriately adjusted for Recapitalization Events) plus, in the case of each share, an amount equal to all Accruing Dividends in respect of such shares unpaid thereon (whether or not declared) and any other dividends declared but unpaid thereon, computed to the date payment thereof is made available (valuing any accrued but unpaid PIK

Dividends at $10.00 per share, appropriately adjusted for Recapitalization Events) (the "Redemption Price"), and then, to the extent funds are legally available therefor after payment in full to the holders of Senior Preferred Stock electing to redeem, redeem all shares of Junior Preferred Stock specified in such requests at the time, and pursuant to the terms, set forth below, in each case by paying in cash, out of the funds legally available therefor, a sum per share equal to the Redemption Price.

                           5B. Redemption Date. Subject to the
Corporation having funds legally available, the closing of the redemption of shares of Senior Preferred Stock shall occur on or about 60 days following the date of the Redemption Election (the "Senior Redemption Date") and redemption of shares of Junior Preferred Stock shall occur thereafter, as determined by the Board of Directors, provided that it shall not occur more than ten (10) days after the Senior Redemption Date (the "Junior Redemption Date"). The Senior Redemption Date and Junior Redemption Date may hereinafter sometime be referred to as the "Redemption Date" or the "Redemption Dates."

                           5C. Redemption Notice. If the Redemption
Election has been received, the Corporation shall mail, postage prepaid, not less than 30 days nor more than 60 days prior to the Redemption Date, written notice thereof (the "Redemption Notice"), to each holder of record of the Series Preferred Stock to be redeemed, at his post office address last shown on the records of the Corporation. Each such Redemption Notice shall state:

                           (1) The number of shares of Series Preferred Stock
                  held by the holder that the Corporation shall redeem on the Redemption Date specified in the
                  Redemption Notice;

                           (2) The Redemption Date and Redemption Price;

                           (3) The date upon which the holder's Conversion
                  Rights as to such shares terminate which termination shall be on the close of business on the Redemption Date; and

                           (4) That the holder is to surrender to the
                  Corporation, in that manner and at the place designated, his certificate or certificates representing the shares of Series Preferred Stock to be redeemed.

                           5D. Surrender of Certificates; Payment. On or
before each Redemption Date, each holder of shares of Series Preferred Stock to be redeemed on such Redemption Date, unless such holder has exercised his right to convert the shares as provided in paragraph 4 hereof, shall surrender the certificate or certificates representing such shares to the Corporation, in the manner and at the place designated in the Redemption Notice, and thereupon the Redemption Price for such shares shall be payable to the order of the person whose name appears on such certificates or certificates as the owner thereof, and each surrendered certificate shall be canceled and retired. In the event less than all of the shares represented by such certificate are redeemed, a new certificate representing the unredeemed shares shall be issued forthwith.

                           5E. Rights Subsequent to Redemption. If the
Redemption Notice shall have been duly given, and if on each Redemption Date the applicable Redemption Price therefor is either paid or made available for payment through the deposit arrangement specified in subparagraph F below, then notwithstanding that the certificates evidencing any of the shares of Series Preferred Stock so called for redemption shall not have been surrendered, the dividends with respect to such shares shall cease to accrue after the applicable Redemption Date and all rights with respect to such shares shall forthwith terminate after the applicable Redemption Date, except only the right of the holders to receive the applicable Redemption Price without interest upon surrender of their certificate or certificates therefor.

                           5G. Deposit of Funds. On or prior to each
Redemption Date, the Corporation shall deposit with any bank or trust company, having capital and surplus of at least $100,000,000 as a trust fund, a sum equal to the aggregate Redemption Price of all shares of Series Preferred Stock called for redemption on such Redemption Date and not yet redeemed or converted, with irrevocable instructions and authority to the bank or trust company to pay, on and after each such Redemption Date, the applicable Redemption Price to the respective holders upon the surrender of their share certificates. From and after the date of such deposit (but not prior to each Redemption Date), the shares so called for redemption on such Redemption Date shall be redeemed. The deposit shall constitute full payment of the shares of their holders, and from and after each Redemption Date the shares redeemed on such Redemption Date shall be deemed to be no longer outstanding, and the holders thereof shall cease to be shareholders with respect to such shares and shall have no rights with respect thereto except the rights to receive, from the bank or trust company, payment of the applicable Redemption Price of the shares, without interest, upon surrender of their certificates therefor.
Any funds so deposited and unclaimed at the end of one year from the Redemption Date shall be released or repaid to the Corporation, after which the holders of shares called for redemption shall be entitled to receive payment of the applicable Redemption Price only from the Corporation.

                           5H. Funds Unavailable. If the funds of the
Corporation legally available for redemption of shares of Senior Preferred Stock on the Senior Redemption Date are insufficient to redeem the total number of outstanding shares of Senior Preferred Stock scheduled to be redeemed on such date, the holders of shares of Senior Preferred Stock scheduled to be redeemed shall share ratably in any funds legally available for redemption of such shares according to the respective amounts which would be payable with respect to the full number of shares owned by them if all such outstanding shares were redeemed in full. The shares of Senior Preferred Stock not redeemed shall remain outstanding and entitled to all rights and preferences provided herein. At any time thereafter when additional funds of the Corporation are legally available for the redemption of such shares of Senior Preferred Stock, such funds will be used, at the end of the next succeeding fiscal quarter, to redeem the balance of such shares, or such portion thereof for which funds are then legally available, on the basis set forth above. If the funds of the Corporation legally available for redemption of shares of Junior Preferred Stock on the Junior Redemption Date are insufficient to redeem the total number of outstanding shares of Junior Preferred Stock scheduled to be redeemed on such date, the holders of shares of Junior Preferred Stock scheduled to be redeemed shall share ratably in any funds legally available for redemption of such shares according to the respective amounts which would be payable with respect to the full number of shares owned by them if all such outstanding shares were redeemed in full. The shares of Junior Preferred Stock not redeemed shall remain outstanding and entitled to all rights and preferences provided herein. At any time thereafter when additional funds of the Corporation are legally available for the redemption of such shares of Junior Preferred Stock, such funds will be used, at the end of the next succeeding fiscal quarter, to redeem the balance of such shares, or such portion thereof for which funds are then legally available, on the basis set forth above.

                           5I.      Redeemed or  Otherwise  Acquired  Shares to
be Retired. Any shares of Series Preferred Stock redeemed pursuant to this paragraph 5 or Paragraph 6 or otherwise acquired by the Corporation in any manner whatsoever shall be canceled and shall not under any circumstances be reissued; and the Corporation may from time to time take such appropriate corporate action as may be necessary to reduce accordingly the number of authorized shares of Series Preferred Stock.

                  6. Redemption at the Option of the Corporation. In the event of a Qualified Public Offering, the Corporation shall have the right, beginning on the date following the closing date of such Qualified Public Offering, to redeem all shares of Series Preferred Stock issued as PIK Dividends, at the Redemption Price, computed to the date payment thereof is made. At least thirty but not more than sixty days prior to the date fixed by the Corporation for such redemption, the Corporation shall give written notice of its intention to so redeem to each holder of Series Preferred Stock to be redeemed, in accordance with Paragraph 5C hereof, and on and after such redemption date, the provisions of Paragraph 5E hereof shall apply.

                  7. Amendments. No provision of the terms of the Senior Preferred Stock or the Junior Preferred Stock, respectively, may be amended, modified or waived without the written consent or affirmative vote of the holders of at least two-thirds of the then outstanding shares of the Senior Preferred Stock or the Junior Preferred Stock, respectively, voting separately by class; provided, however, that in the event that an amendment, modification or waiver of the terms of one series of Series Preferred Stock would result in any of the rights of the holders of another series of Series Preferred Stock being adversely affected, then the amendment, modification or waiver of such terms may not be effected without the written consent of two-thirds of the holders of each series of Series Preferred Stock affected, voting separately by series and class.

         B.       Preferred Stock

                  The remaining shares of unclassified Preferred Stock may be issued from time to time in one or more series. The Board of Directors is expressly authorized, subject to the limitations prescribed by law and this Article FOURTH, from time to time, to provide for the issuance of all or any of the remaining shares of Preferred Stock in one or more series, and by filing a certificate pursuant to the applicable law of the State of Delaware, (1) to fix the number of shares to be included in one or more series of Preferred Stock;
(2) to determine the designation of any such series; (3) to determine or alter, without limitation or restriction, the relative rights, preferences, privileges and the qualifications, limitations and restrictions granted to or imposed upon any wholly unissued series of Preferred Stock; and (4) within the limits or restrictions stated in any resolution or resolutions of the Board of Directors originally fixing the number of shares constituting any series, to increase (but not above the total number of authorized shares of the class) or decrease (but not below the number of shares thereof then outstanding) the number of shares of any such series subsequent to the issue of shares of that series.

         C.       Common Stock

                  1. Definitions. As used herein, the term "Common Stock" used without reference to the Class A Common Stock or the Class B Common Stock means the Class A Common Stock and Class B Common Stock, share-for-share alike and without distinction, except as otherwise set forth herein or as the context otherwise requires.

                  2. Voting. Subject to the provisions of Article FOURTH, Section A, the holder of each outstanding share of Class A Common Stock shall be entitled to one vote per share on all matters upon which the stockholders of the Corporation are entitled to vote. The Class B Common Stock shall have no voting rights except as provided by law.

                  3. Dividends. Subject to the preferential rights of the Series Preferred Stock and any series of Preferred Stock which may be designated from time to time by the Board of Directors, the holders of Common Stock shall be entitled to receive, to the extent permitted by law, such dividends as may be declared from time to time by the Board of Directors.

                  4. Liquidation. In the event of any Liquidation or distribution of assets of the Corporation, after distribution in full of any preferential amount to be distributed to the holders of Series Preferred Stock and any series of Preferred Stock which may be designated from time to time by the Board of Directors, the holders of Common Stock shall be entitled to receive all the remaining assets of the Corporation of whatever kind available for distribution to stockholders.

                  5. Conversion into Single Class. On the closing date of a Public Offering, each outstanding share of Class B Common Stock shall automatically be converted into one share of Class A Common Stock except any outstanding share of Class B Common Stock held by Norwest Equity Capital, Inc., or any affiliate thereof, that is subject to restrictions on ownership of voting common stock by reason of the Bank Holding Company Act of 1956 or other statute or regulation (a "Restricted Owner") shall not be so converted but shall be so converted automatically and without further act upon the transfer of such share to any person, firm or entity that is not a Restricted Owner (so long as such transferee does not own 2% or more of the outstanding voting stock of the Corporation). On and after such date as no shares of Series A Preferred Stock or Series A Junior Preferred Stock are outstanding, if not converted prior thereto pursuant to the preceding sentence, the holders of Class B Common Stock shall have the right at any time to convert each share of Class B Common Stock into one share of Class A Common Stock.

                  If no Series Preferred Stock is outstanding, a consolidation, merger or reorganization of the Corporation with any other corporation or corporations, or a sale of all or substantially all of the assets of the Corporation shall not be considered a Liquidation of the Corporation within the meaning of these provisions.

                  FIFTH:   The Corporation is to have perpetual existence.

                  SIXTH:   Subject   to  the   limitations   set  forth  in  the
Corporation's charter and in furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized:

                  (a) To make, alter or repeal By-Laws of the Corporation.

                  (b) To authorize and cause to be executed mortgages and liens upon the real and personal property of the Corporation.

                  (c) To set apart out of any of the funds of the Corporation available for dividends a reserve or reserves for any proper purposes and to abolish any such reserve in the manner in which it was created.

                  (d) To designate one or more committees, each committee to consist of one or more of the directors of the Corporation. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. The By-Laws may provide, that, in the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board of Directors, or in the By-Laws of the Corporation, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to amending the Certificate of Incorporation, adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease or exchange of all or substantially all of the Corporation's property and assets recommending to the stockholders a dissolution of the Corporation or revocation of a dissolution of the Corporation, or amending the By-Laws of the Corporation; and, unless the resolution or By-Laws expressly so provide, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of stock.

                  (e) When and as authorized by the stockholders in accordance with statute, to sell, lease, exchange or otherwise dispose of all or substantially all of the property and assets of the Corporation, including its good will and its corporate franchises, upon such terms and conditions and for such consideration, which may consist in whole or in part of money or property including shares of stock in, and/or other securities of, any other corporation or corporations, as its Board of Directors shall deem expedient and for the best interests of the Corporation.

                  (f) To fix, determine and vary from time to time the amount to be maintained as surplus and the amount or amounts to be set apart as working capital.

                  (g) To authorize the payment of compensation to the directors for services to the Corporation, including fees for attendance at meetings of the Board of Directors and of other committees, and to determine the amount of such compensation and fees.

                  (h) To authorize the issuance from time to time of shares of its stock of any class whether now or hereafter authorized, or securities convertible into shares of its stock of any class or classes, whether now or hereafter authorized, for such consideration as may be deemed advisable by the Board of Directors and without any action by the stockholders.

                  SEVENTH: Meetings of stockholders may be held within or without the State of Delaware, as the By-Laws may provide. The books of the Corporation may be kept (subject to any provisions contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the By-Laws of the Corporation. Elections of directors need not be by written ballot unless the By-Laws of the Corporation shall so provide.

                  EIGHTH: (a) No contract or transaction between the Corporation and one or more of its directors or officers, or between the Corporation and any other corporation, partnership, association, or other organization in which one or more of the directors or officers of the Corporation are directors or officers, or have a financial interest, shall be void or voidable solely for this reason or solely because the director or officer is present at or participates in the meeting of the board or committee thereof which authorizes the contract or transaction, or solely because his or their votes are counted for such purpose, if:

                  (1) the material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the board of directors or the committee, and the board or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or

                  (2) The material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the shareholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the shareholders.

                  (b) Common or interested directors may be counted in determining the presence of a quorum at a meeting of the board of directors or of a committee which authorized the contract or transaction.

                  (c) Any contract, transaction or act of the Corporation or of the Board of Directors which shall be ratified by a quorum of the stockholders entitled to vote at any annual meetings or at any special meeting called for that purpose, shall be as valid and binding as though ratified by every stockholder of the Corporation; provided, however, that any failure of the stockholders to approve or ratify such contract, transaction or act, when and if submitted, shall not be deemed in any way to invalidate the same or to deprive the Corporation, its directors or officers of their right to proceed with such contract, transaction or action.

                  NINTH: A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit. If the Delaware General Corporation Law is amended after approval of this article to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended.

                  Any repeal or modification of the foregoing paragraph by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

                  TENTH: (a) Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she is or was a director or officer of the corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (hereinafter an "indemnitee"), whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than such law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such indemnitee in connection therewith and such indemnification shall continue as to an indemnitee who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the indemnitee's heirs, executors and administrators; provided, however, that, except as provided in Section (b) hereof with respect to proceedings to enforce rights to indemnification, the Corporation shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the board of directors of the Corporation. The right to indemnification conferred in this Section shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition (hereinafter an "advancement of expenses") provided, however, that, if the Delaware General Corporation Law requires, an advancement of expenses incurred by an indemnitee in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such indemnitee, including, without limitation, service to an employee benefit plan) shall be made only upon delivery to the Corporation of an undertaking (hereinafter an "undertaking"), by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (hereinafter a "final adjudication") that such indemnitee is not entitled to be indemnified for such expenses under this Section or otherwise.

                  (b) If a claim under Section (a) of this Article is not paid in full by the Corporation within sixty days after a written claim has been received by the Corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be twenty days, the indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnitee shall be entitled to be paid also the expense of prosecuting or defending such suit. In
(i) any suit brought by the indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the indemnitee to enforce a right to an advancement of expenses) it shall be a defense that, and (ii) in any suit by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking the Corporation shall be entitled to recover such expenses upon a final adjudication that, the indemnitee has not met the applicable standard of conduct set forth in the Delaware General Corporation Law. Neither the failure of the Corporation (including its board of directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee is proper in the circumstances because the indemnitee has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the Corporation (including its board of directors, independent legal counsel, or its stockholders) that the indemnitee has not met such applicable standard of conduct, shall create a presumption that the indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the indemnitee, be a defense to such suit. In any suit brought by the indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the indemnitee is not entitled to be indemnified, or to such advancement of expenses, under this Article or otherwise shall be on the Corporation.

                  (c) The rights to indemnification and to the advancement of expenses conferred in this Article shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, the Corporation's certificate of incorporation, by-law, agreement, vote of stockholders or disinterested directors or otherwise.

                  (d) The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.

                  (e) The Corporation may, to the extent authorized from time to time by the board of directors, grant rights to indemnification and to the advancement of expenses to any employee or agent of the Corporation to the fullest extent of the provisions of this Section with respect to the indemnification and advancement of expense of directors and officers of the Corporation.

                  ELEVENTH: The Corporation reserves the right from time to time to make any amendments of its charter which may now or hereafter be authorized by law, including any amendments changing the terms or contract rights, as expressly set forth in its charter, of any of its outstanding stock by classification, reclassification or otherwise; but no such amendment which changes such terms or contract rights of any of its outstanding stock shall be valid unless such amendment shall be authorized by not less than a majority of the aggregate of votes entitled to be cast thereon by the holders of shares of Preferred Stock or Common Stock affected.

                  4. In lieu of a meeting and vote of stockholders, the stockholders have given written consent to this Amended and Restated Certificate of

Incorporation in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware and written notice has been given to all holders of the outstanding stock of the Corporation who have not consented in writing, as provided in Section 228.

                  5. This Amended and Restated Certificate of Incorporation was duly adopted in accordance with the applicable provisions of Sections 242 and 245 of the General Corporation Law of the State of Delaware.

                  IN WITNESS WHEREOF, ACI Holding, Inc. has caused this Amended and Restated Certificate of Incorporation to be signed by its President, acknowledging the same to be its act and deed, and attested to by its Secretary this 18th day of August, 1994.


ATTEST:                                                 ACI HOLDING, INC.

 /s/ David P. Stokes                                    /s/  William E. Fisher
---------------------                                   -----------------------
By:  David P. Stokes                                    By:  William E. Fisher
Title:  Secretary                                       Title:  President

                           CERTIFICATE OF AMENDMENT OF
                        AMENDED AND RESTATED CERTIFICATE
                      OF INCORPORATION OF ACI HOLDING, INC.




         ACI HOLDING, INC., a corporation organized and existing under and by virtue of the Delaware General Corporation Law (the "Corporation"), does hereby certify:

         FIRST:   That Article FIRST of the Corporation's Amended and Restated
Certificate of Incorporation shall be, and hereby is, amended to read as follows:

         "FIRST:  The name of the corporation is:

                      TRANSACTION SYSTEMS ARCHITECTS, INC."

         SECOND: That the Amendment was duly adopted in accordance with the provisions of Section 242 of the Delaware General Corporation Law.

         IN WITNESS WHEREOF, the Corporation has caused this Certificate to be signed by William E. Fisher, its President, and David P. Stokes, its Secretary, this 10th day of October, 1994.


                                                     /s/   William  E. Fisher
                                                  ------------------------------
                                                   William E. Fisher, President



ATTEST:

    /s/ David P. Stokes
----------------------------
 David P. Stokes, Secretary

                            CERTIFICATE OF AMENDMENT
                           TO THE AMENDED AND RESTATED
                          CERTIFICATE OF INCORPORATION
                                       OF
                      TRANSACTION SYSTEMS ARCHITECTS, INC.

    (Pursuant to Section 242 of the General Corporation Law of the State of
                                    Delaware)

         Transaction Systems Architects, Inc., a corporation organized and existing under and by the virtue of the General Corporation Law of the State of Delaware (the "Corporation"), hereby certifies the following:

         FIRST:   That Article  Fourth of the Amended and  Restated  Certificate
of Incorporation of the Corporation shall be, and hereby is, amended to read in its entirety as follows:

                  FOURTH: The amount of the total authorized capital stock of the Corporation is 60,450,000 shares which are divided into classes of shares designated, respectively, as Preferred Stock, having a par value of $.01 per share ("Preferred Stock") and two classes of Common Stock, having a par value of $.005 per share ("Common Stock"). The total number of shares of Preferred Stock the Corporation shall have authority to issue is 5,450,000.
         The total number of shares of all classes of Common Stock the Corporation shall have authority to issue is 55,000,000. A portion of the Preferred Stock is designated into Series as follows:

                  A series of 1,500,000 shares of Preferred Stock, having a par value of $.01 each, designated as "Senior Convertible Preferred Stock, Series A."

                  A series of 1,000,000 shares of Preferred Stock, having a par value of $.01 each, designated as "Senior Convertible Preferred Stock, Series A-2."

                  A series of 1,000,000 shares of Preferred Stock, having a par value of $.01 each, designated as "Senior Convertible Preferred Stock, Series B."

                  A series of 1,000,000 shares of Preferred Stock, having a par value of $.01 each, designated as "Senior Convertible Preferred Stock, Series B-2."

                  A series of 350,000 shares of Preferred Stock, having a par value of $.01 each, designated as "Junior Convertible Preferred Stock, Series A."

                  A series of 600,000 shares of Preferred Stock, having a par value of $.01 each, designated as "Junior Convertible Preferred Stock, Series B."

         The Common Stock is designated into Classes as follows:

                  A class of 50,000,000 shares of Common Stock, having a par value of $.005 each, designated as "Class A Common Stock."

                  A class of 5,000,000 shares of Common Stock, having a par value of $.005 each, designated as "Class B Common Stock."

                  The relative rights, preferences and privileges of the Class A Common Stock, the Class B Common Stock, the Senior Convertible Preferred Stock, Series A (the "Senior Series A Preferred Stock"), the Senior Convertible Preferred Stock, Series A-2 (the "Senior Series A-2 Preferred Stock"), the Senior Convertible Preferred Stock, Series B (the "Senior Series B Preferred Stock"), the Senior Convertible Preferred Stock, Series B-2 (the "Senior Series B-2 Preferred Stock), the Junior Convertible Preferred Stock, Series A (the "Junior Series A Preferred Stock'), and the Junior Convertible Preferred Stock, Series B (the "Junior Series B Preferred Stock") are set forth herein. The Senior Series A Preferred Stock, the Senior Series A-2 Preferred Stock, the Senior Series B Preferred Stock and the Senior Series B-2 Preferred Stock are hereinafter collectively referred to as the "Senior Preferred
         Stock." The Junior Series A Preferred Stock and the Junior Series B Preferred Stock are hereinafter collectively referred to as the "Junior Preferred Stock." The Senior Preferred Stock and the Junior Preferred Stock are hereinafter collectively referred to as the "Series
         Preferred Stock." The Class A Common Stock and the Class B Common Stock are hereinafter collectively referred to as the "Common Stock." The Senior Series A Preferred Stock, the Senior Series A-2 Preferred Stock, the Junior Series A Preferred Stock and the Class A Common Stock are hereinafter collectively referred to as the "A Stock." The Senior Series B Preferred Stock, the Senior Series B-2 Preferred Stock, the Junior Series B Preferred Stock and the Class B Common Stock are hereinafter collectively referred to as the "B Stock."

                  A.  Series Preferred Stock

                      1. Voting. The Senior Series B Preferred Stock, the Senior Series B-2 Preferred Stock and the Junior Series B Preferred Stock shall have no voting rights except as provided by law and by Section 7 hereof. Each share of Senior Series A Preferred Stock or Junior Series A Preferred Stock shall entitle the holder thereof to such number of votes per share on any matter or thing to be considered and acted upon by stockholders as shall equal the number of shares of Class A Common Stock (including fractions of a share) into which such share of Senior Series A Preferred Stock or Junior Series A Preferred Stock is then convertible. Except as may be otherwise required by this Article FOURTH or by law, the Senior Series A Preferred Stock and the Junior Series A Preferred Stock shall vote together as a single class with the Class A Common Stock on all such matters and things.

                      2. Dividends. From date of issue until the close of business on the closing date of a Qualified Public Offering (as defined under subparagraph 4A hereof); the holders of the Senior Preferred Stock shall be entitled to receive, out of funds legally available therefor, when and if declared by the board of directors, quarterly dividends, payable on January 1, April 1, July 1, and October 1 of each year (and on the date of the Qualified Public Offering) to holders of record on such dates, commencing on April 1, 1994, at the rate per annum of $.70 per share, as adjusted for stock splits, stock dividends, recapitalizations, reclassifications and similar events which affect the number of outstanding shares of Senior Preferred Stock (together referred to herein as "Recapitalization Events") (the "Accruing Dividends"), in preference to and priority over any payment of dividends on Junior Preferred Stock or Common Stock. Accruing Dividends shall accrue from day to day, whether or not earned or declared, and shall be cumulative. No dividends shall be declared and set aside for any shares of Senior Series A Preferred Stock or Senior Series B Preferred Stock, respectively, unless at the same time a like dividend for the same period shall be declared, set aside and paid on all the then outstanding shares of the other series of Senior Preferred Stock. Until January 1, 1999, all Accruing Dividends (a) on outstanding shares of Senior Series A Preferred Stock shall be paid solely in kind by the issuance of a dividend of additional shares of Senior Series A Preferred Stock (which shall be Senior Series A-2 Preferred Stock following the Maximum PIK Conversion Date, as defined below) at the rate of 7/100 of a share for each $.70 of Accruing Dividends (the "Series A PIK Dividends") and (b) on outstanding shares of Senior Series B Preferred Stock shall be paid solely in kind by the issuance of a dividend of Senior Series B Preferred Stock (which shall be Senior Series B-2 Preferred Stock following the Maximum PIK Conversion Date, as defined below) at the rate of 7/100 of a share for each $.70 of Accruing Dividends (the "Series B PIK Dividends" and together with the Series A PIK Dividends, collectively, the "PIK Dividends"). Beginning January 1, 1999, Accruing Dividends may be paid in cash or PIK Dividends, at the option of the Corporation. From and after the date on which the Corporation has declared and paid an aggregate of 900,000 shares constituting PIK Dividends (the "Maximum PIK Conversion Date"), PIK Dividends shall only be paid in shares of Senior Series A-2 Preferred Stock and Senior Series B-2 Preferred Stock, respectively. No dividend shall be declared, paid or set aside for payment on any shares of Junior Preferred Stock or Common Stock unless all Accruing Dividends on Senior Preferred Stock shall have been paid in full.

                      3. Liquidation. Upon any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary (a "Liquidation"), the holders of the shares of Senior Preferred Stock shall be entitled, before any distribution or payment is made upon any Junior Preferred Stock, Common Stock or other stock ranking on liquidation junior to the Senior Preferred Stock, to be paid an amount in cash equal to the greater of (i) $10.00 per. share (appropriately adjusted for Recapitalization Events) plus, in the case of each share, an amount equal to all dividends, if any, accrued and unpaid thereon, computed to the date payment thereof is made available (accrued and unpaid PIK Dividends being valued, for such purpose, at $10.00 per share), or (ii) such amount per share as would have been payable had each such share, and all accrued and unpaid PIK Dividends thereon been converted to Common Stock pursuant to paragraph 4 immediately prior to such Liquidation, and the holders of Senior Preferred Stock shall not be entitled to any further payment, such amount payable with respect to one share of Senior Preferred Stock being sometimes referred to as the "Senior Liquidation Payments." If upon such Liquidation, the assets to be distributed among the holders of Senior Preferred Stock shall be insufficient to permit payment to the holders of Senior Preferred Stock of the amount distributable as aforesaid, then the entire assets of the Corporation to be so distributed shall be distributed ratably among the holders of Senior Preferred Stock.

                  Upon any liquidation, after the holders of the Senior Preferred Stock shall have been paid in full the amounts to which they shall be entitled, the holders of the shares of Junior Preferred Stock shall be entitled, before any distribution or payment is made upon any Common Stock or other stock ranking on liquidation junior to the Junior Preferred Stock, to be paid an amount in cash equal to the greater of
         (i) $10.00 per share (appropriately adjusted for Recapitalization Events), or (ii) such amount per share as would have been payable had each such share been converted to Common Stock pursuant to paragraph 4 immediately prior to such Liquidation, and the holders of Junior Preferred Stock shall not be entitled to any further payment, such amount payable with respect to one share of Junior Preferred Stock being sometimes referred to as the "Junior Liquidation Payments." If upon such Liquidation, the assets to be distributed among the holders-of Junior Preferred Stock shall be insufficient to permit payment to the holders of Junior Preferred Stock of the amount distributable as aforesaid, then the entire assets of the Corporation to be so distributed shall be distributed ratably among the holders of Junior Preferred Stock.

                  Upon any Liquidation, after the holders of Series Preferred Stock shall have been paid in full the amounts to which they shall be entitled, the remaining net assets of the Corporation may be distributed to the holders of any class of Preferred Stock ranking junior to the Series Preferred Stock, and, thereafter to the Common Stock.

                  Written notice of such Liquidation, stating a payment date, the amount of any payments to be made to the holders of the Series Preferred Stock and the place where said payments shall be payable, shall be given by mail, postage prepaid, or by telex to non-U.S. residents, not less than 20 days prior to the payment date stated therein, to the holders of record of Series Preferred Stock, such notice to be addressed to each such holder at its address as shown by the records of the Corporation. The consolidation or merger of the Corporation into or with any other entity or entities which results in the exchange of outstanding shares of the Corporation for securities or other consideration issued or paid or caused to be issued or paid by any such entity or affiliate thereof, and the sale or transfer by the Corporation of all or substantially all its assets, shall be deemed to be a Liquidation, within the meaning of the provisions of this paragraph 3.

                  For purposes hereof, Junior Preferred Stock shall rank on Liquidation junior to the Senior Preferred Stock, and the Common Stock shall rank on Liquidation junior to the Senior Preferred Stock and the Junior Preferred Stock and any other series of Preferred Stock.

                      4. Conversion. The holders of shares of Series Preferred Stock shall have the following conversion rights:

                               4A. Right to Convert. Subject to the
         terms and conditions of this paragraph 4, the holder of any share or shares of Senior Series A Preferred Stock (other than shares of Senior Series A Preferred Stock received as Series A PIK Dividends) or Junior Series A Preferred Stock (collectively, the "A Preferred Stock") shall have the right, at its option at any time, to convert any such shares of A Preferred Stock (except that upon any Liquidation of the Corporation the right of conversion shall terminate at the close of business on the business day fixed for payment of the amount distributable on the A Preferred Stock) into such number of fully paid and nonassessable shares of Class A Common Stock as is obtained by (a) multiplying the number of shares of A Preferred Stock so to be converted by $10.00 and (b) dividing the result by the conversion price per share of $10.00 or, in case an adjustment of such price has taken place pursuant to the further provisions of this paragraph 4, then by the conversion price as last adjusted and in effect at the date any share or shares of A Preferred Stock are surrendered for conversion (the "Conversion Price").

                      Subject to the terms and conditions of this paragraph 4, the holder of any share or shares of Senior Series B Preferred Stock (other than shares of Senior Series B Preferred Stock received as Series B PIK Dividends) or Junior Series B Preferred Stock (collectively, the "B Preferred Stock") shall have the right, at its option at any time, to convert any such shares of B Preferred Stock (except that upon any Liquidation of the Corporation the right of conversion shall terminate at the close of business on the business day fixed for payment of the amount distributable on the B Preferred Stock) into such number of fully paid and nonassessable shares of Class B Common Stock (or, if the Class B Common Stock shall have been converted pursuant to the provisions of Article FOURTH, Section C hereof, into Class A Common Stock, such number of shares of Class A Common Stock) as is obtained by (a) multiplying the number of shares of B Preferred Stock so to be converted by $10.00 and (b) dividing the result by the Conversion Price.

                      From and after January 1, 1997, unless a Qualified Public Offering (as defined below) has occurred, subject to the terms and conditions of this paragraph 4, (a) the holder of any share or shares of Senior Series A Preferred Stock received as Series A PIK Dividends shall have the right, at its option, to convert any such shares of Senior Series A Preferred Stock received as Series A PIK Dividends (except that upon any Liquidation of the Corporation the right of conversion shall terminate at the close of business on the business day fixed for payment of the amount distributable on the Senior Series A Preferred Stock received as Series A PIK Dividends) into such number of fully paid and nonassessable shares of Class A Common Stock as is obtained by (i) multiplying the number of shares of Senior Series A Preferred Stock received as Series A PIK Dividends so to be converted by $10.00 and (ii) dividing the result by the Conversion Price, and (b) the holder of any share or shares of Senior Series B Preferred Stock received as Series B PIK Dividends shall have the right, at its option, to convert any such shares of Senior Series B Preferred Stock received as Series B PIK Dividends (except that upon any Liquidation of the Corporation the right of conversion shall terminate at the close of business on the business day fixed for payment of the amount distributable on the Senior Series B Preferred Stock received as Series B PIK Dividends) into such number of fully paid and nonassessable shares of Class B Common Stock (or, if the Class B Common Stock shall be been converted pursuant to the provisions of Article FOURTH, Section C hereof, into Class A Common Stock, such numbers of Class A Common Stock) as is obtained by (i) multiplying the number of shares of Senior Series B Preferred Stock received as Series B PIK Dividends so to be converted by $10.00 and (ii) dividing the result by the Conversion Price. Shares of Senior Series A-2 Preferred Stock and Senior Series B-2 Preferred Stock shall not be convertible.

                      Notwithstanding the foregoing, the option to convert the Senior Series A Preferred Stock or Senior Series B Preferred Stock received as PIK Dividends shall not become effective if on or before the close of business on January 1, 1997 there shall have occurred on the closing date of an underwritten public offering of Common Stock of the Corporation pursuant to a Registration Statement filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933 (a "Public Offering") which results in net proceeds to the Corporation of at least $15 million; provided that the product of (i) the sum of (x) the number of shares of Common Stock of the Corporation outstanding immediately prior to the Public Offering, plus (y) the number of shares of Common Stock which would have been outstanding had the shares of Series Preferred Stock outstanding immediately prior to the Public Offering been converted pursuant to the provisions of this paragraph 4, plus (z) the number of shares of Common Stock issuable upon exercise of all warrants or options to purchase Common Stock outstanding immediately prior to the Public Offering which are then exercisable, times (ii) the price per share at which the Common Stock is offered to the public in the Public Offering, shall equal or exceed $125 million. A Public Offering meeting the criteria set forth in this paragraph is referred to herein as a "Qualified Public Offering".

                      Such rights of conversion shall be exercised by the holder thereof by giving written notice that the holder elects to convert a stated number of shares of Series Preferred Stock into Common Stock and by surrender of a certificate or certificates for the shares so to be converted to the Corporation at its principal office (or such other office or agency of the Corporation as the Corporation may designate by notice in writing to the holders of the Series Preferred Stock) at any time during its usual business hours on the date set forth in such notice, together with a statement of the name or names (with address) in which the certificate or certificates for shares of Common Stock shall be issued. The Corporation, immediately upon receipt by it of a written notice by any holder of Series Preferred Stock of its election to convert all or any of its shares of convertible Series Preferred Stock into Common Stock, shall deliver to each holder of Series Preferred Stock a true copy of such notice of election to convert and a statement of the date when same was received by the Corporation. Any other holder of Series Preferred Stock who, within 20 days after receipt of such notification, likewise shall elect to convert all or any of its convertible Series Preferred Stock shall have its election so made be deemed to have been made simultaneously with and to have the same force and effect as if made simultaneously with that of the holder first making such election to convert.

                               4B.      Issuance   of   Certificates:    Time
         Conversion Effected. Promptly after the receipt of the written notice referred to in subparagraph 4A and surrender of the certificate or certificates for the share or shares of Series Preferred Stock to be converted, the Corporation shall issue and deliver, or cause to be issued and delivered, to the holder, registered in such name or names as such holder may direct, a certificate or certificates for the number of whole shares of Common Stock issuable upon the conversion of such share or shares of Series Preferred Stock. To the extent permitted by law, such conversion shall be deemed to have been effected and the Conversion Price shall be determined as of the close of business on the date on which such written notice shall have been received by the Corporation and the certificate or certificates for such share or shares shall have been surrendered as aforesaid, and at such time the rights of the holder of such share or shares of Series Preferred Stock shall cease, and the person or persons in whose name or names any certificate or certificates for shares of Common Stock shall be issuable upon such conversion shall be deemed to have become. the holder or holders of record of the shares represented thereby.

                               4C. Fractional Shares: Dividends; Partial
         Conversion. No fractional shares shall be issued upon conversion of Series Preferred Stock into Common Stock and no payment or adjustment shall be made upon any conversion on account of any cash dividends on the Common Stock issued upon such conversion. At the time of each conversion, the Corporation shall pay in cash (or in additional shares of Series Preferred Stock of the same class representing accrued but unpaid PIK Dividends, which may, at the option of the holder, be paid instead in such number of shares of Common Stock (if any) into which such shares of Series Preferred Stock representing PIK Dividends shall be convertible, unless such Series Preferred Stock representing PIK Dividends shall no longer be convertible, in which case the same shall be paid in cash at the rate of $10.00 per share of Series Preferred Stock representing PIK Dividends) an amount equal to all dividends, including Accruing Dividends, if any, accrued and unpaid on the shares of Series Preferred Stock surrendered for conversion to the date upon which such conversion is deemed to take place as provided in subparagraph 4B. In case the number of shares of Series Preferred Stock represented by the certificate or certificates surrendered pursuant to subparagraph 4A exceeds the number of shares converted, the Corporation shall, upon such conversion, execute and deliver to the holder, at the expense of the Corporation, a new certificate or certificates for the number of shares of Series Preferred Stock represented by the certificate or certificates surrendered which are not to be converted. If any fractional share of Common Stock would, except for the provisions of the first sentence of this subparagraph 4C, be delivered upon such conversion, the Corporation, in lieu of delivering such fractional share, shall pay to the holder surrendering the Series Preferred Stock for conversion an amount in cash equal to the current market price of such fractional share as determined in good faith by the Board of Directors of the Corporation.

                               4D. Adjustment of Price Upon Issuance of
         Common Stock. Except as provided in subparagraph 4E, if and whenever the Corporation shall issue or sell, or is, in accordance with subparagraphs 4D(1) through 4D(7), deemed to have issued or sold, any shares of Common Stock for a consideration-per share less than the Conversion Price, in effect immediately prior to the time of such issue or sale, then, forthwith upon such issue or sale, the Conversion Price shall be reduced to the price at which the Corporation issued or sold, or is deemed to have issued or sold, such shares of Common Stock.

                      For purposes of this subparagraph 4D, the following subparagraphs 4D(1) to 4D(7) shall also be applicable:

                               4D(1) Issuance of Rights or Options. In case at
                      any time after the issuance of the Series Preferred Stock the Corporation shall in any manner grant (whether directly or by assumption in a merger or otherwise) any warrants or other rights to subscribe for or to purchase, or any options for the purchase of, Common Stock or any stock or security convertible into or exchangeable for Common Stock (such warrants, rights or options being called "Options" and such Convertible or exchangeable stock or securities being called "Convertible Securities"), except for options granted to employees of the Corporation or its subsidiaries pursuant to a management Stock Option Plan approved by all members of the Board of Directors elected by the Series Preferred Stock, whether or not such Options or the right to convert or exchange any such Convertible Securities are immediately exercisable, and the price per share for which Common Stock is issuable upon the exercise of such Options or upon the conversion or exchange of such Convertible Securities (determined by dividing (i) the total amount, if any, received or receivable by the Corporation as consideration for the granting of such Options, plus the minimum aggregate amount of additional consideration, if any, payable upon the issue or sale of such Convertible Securities and upon the conversion or exchange thereof, by
                      (ii) the total maximum number of shares of Common Stock issuable upon the conversion or exchange of all such Convertible Securities) shall be less than the Conversion Price in effect immediately prior to the time of the granting of such Options, then the total maximum number of shares of Common Stock issuable upon the exercise of such Options or upon conversion or exchange of the total maximum amount of such Convertible Securities issuable upon the exercise of such Options shall be deemed to have been issued for such price per share as of the date of granting of such Options or the issuance of such Convertible Securities and thereafter shall be deemed to be outstanding. Except as otherwise provided in subparagraph 4D(3), no adjustment of the Conversion Price, shall be made upon the actual issue of such Common Stock or of such Convertible Securities upon exercise of such Options or upon the actual issue of such Common Stock upon conversion or exchange of such Convertible Securities.

                               4D(2) Issuance of Convertible Securities. In case
                      the Corporation shall in any manner issue (whether directly or by assumption in a merger or otherwise) or sell any Convertible Securities, whether or not the rights to exchange or convert any such Convertible Securities are immediately exercisable, and the price per share for which Common Stock is issuable upon such conversion or exchange (determined by dividing (i) the total amount received or receivable by the Corporation as consideration for the issue or sale of such Convertible Securities, plus the minimum aggregate amount of additional consideration, if any, payable to the Corporation upon the conversion or exchange thereof, by (ii) the total maximum number of shares of Common Stock issuable upon the conversion or exchange of all such Convertible Securities) shall be less than the Conversion Price in effect immediately prior to the time of such issue or sale, then the total maximum number of shares of Common Stock issuable upon conversion or exchange of all such Convertible Securities shall be deemed to have been issued for such price per share as of the date of the issue or sale of such Convertible Securities and thereafter shall be deemed to be outstanding, provided that (a) except as otherwise provided in subparagraph 4D(3), no adjustment of the Conversion Price shall be made upon the actual issue of such Common Stock upon conversion or exchange of such Convertible Securities and (b) if any such issue or sale of such Convertible Securities is made upon exercise of any Options to purchase any such Convertible Securities for which adjustments of the Conversion Price have been or are to be made pursuant to other provisions of this subparagraph 4D, no further adjustment of the Conversion Price shall be made by reason of such issue or sale.

                               4D(3) Change in Option Price or Conversion Rate.
                      Upon the happening of any of the following events, namely, if the purchase price provided for in any Option referred to in subparagraph 4D(1), the additional consideration, if any, payable upon the conversion or exchange of the Convertible Securities referred to in subparagraph 4D(1) or 4D(2), or the rate at which Convertible Securities referred to in subparagraph 4D(1) or 4D(2) are convertible into or exchangeable for Common Stock shall change at any time (including, but not limited to, changes under or by reason of provisions designed to protect against dilution), the Conversion Price in effect at the time of such event shall forthwith be readjusted to the Conversion Price which would have been in effect at such time had such Options or Convertible Securities still outstanding provided for such changed purchase price, additional consideration or conversion rate, as the case may be, at the time initially granted, issued or sold, but only if as a result of such adjustment the Conversion Price then in effect hereunder is thereby reduced.

                      On the expiration of any Option described in subparagraphs 4D(1), (2) or (3) or the termination of any right to convert or exchange Convertible Securities described in subparagraphs 4D(1), or (2) or (3), the Conversion Price then in effect hereunder shall forthwith be increased to the Conversion Price which would have been in effect at the time of such expiration or termination had such Option or Convertible Securities, to the extent outstanding immediately prior to such expiration or termination, never been issued.

                               4D(4) Stock Dividends. In case the Corporation
                      shall declare a dividend or make any other distribution upon any stock of the Corporation payable in Common Stock (except for dividends or distributions upon the Common Stock), Options or Convertible Securities (other than PIK Dividends), any Common Stock, Options or Convertible Securities, as the case may be, issuable in payment of such dividend or distribution shall be deemed to have been issued or sold for a consideration of $.01.

                               4D(5) Consideration for Stock. In case any shares
                      of Common Stock, Options or Convertible Securities shall be issued or sold for cash, the consideration received therefor shall be deemed to be the amount received by the Corporation therefor, without deduction therefrom of any expenses incurred or any underwriting commissions or concessions paid or allowed by the Corporation in connection therewith. In case any shares of Common Stock, Options or Convertible Securities shall be issued or sold for a consideration other than cash, the amount of the consideration other than cash received by the Corporation shall be deemed to be the fair value of such consideration as determined in good faith by the Board of Directors of the Corporation, without deduction of any expenses incurred or any underwriting commissions or concessions paid or allowed by the Corporation in connection therewith. In case any Options shall be issued in connection with the issue and sale of other securities of the Corporation, together comprising one integral transaction in which no specific consideration is allocated to such Options by the parties thereto, such options shall be deemed to have been issued for such consideration as determined in good faith by the Board of Directors of the Corporation.

                               4D(6) Record Date. In case the Corporation shall
                      take a record of the holders of its Common Stock for the purpose of entitling them (i) to receive a dividend or other distribution payable in Common Stock, Options or Convertible Securities or (ii) to subscribe for or purchase Common Stock, Options or Convertible Securities, then such record date shall be deemed to be the date of the issue or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right or subscription or purchase, as the case may be.

                               4D(7) Treasury Shares. The number of shares of
                      Common Stock outstanding at any given time shall not include shares owned or held by or for the account of the Corporation, and the disposition of any such shares shall be considered an issue or sale of Common Stock for the purpose of this subparagraph 4D.

                               4E. Certain Issues of Common Stock Executed.
         Anything herein to the contrary notwithstanding, the Corporation shall not be required to make any adjustment of the Conversion Price in the case of the issuance of up to (a) an aggregate of 477,744 shares (appropriately adjusted to reflect the occurrence of any event described in subparagraph 4F) of Class B Common Stock or options exercisable therefor, to employees of the Corporation in connection with their employment by the Corporation, (b) an aggregate of 881,420 shares of Common Stock (subject to adjustment by the terms thereof) issuable pursuant to the exercise of warrants issued on or prior to December 31, 1993, (c) an aggregate of 5,775 shares of Common Stock (subject to adjustment by the terms thereof) issuable pursuant to the exercise of warrants to be issued to Nations Financial Capital Corporation or its assignee(s) and (d) an aggregate of 30,000 shares of Common Stock (subject to adjustment by the terms thereof) issuable to a qualified employee benefit plan of the Corporation.

                               4F. Subdivision or Combination of Common
         Stock. In case the Corporation shall at any time subdivide (by any stock split, stock dividend or otherwise) its outstanding shares of Common Stock into a greater number of shares, the Conversion Price in effect immediately prior to such subdivision shall be proportionately reduced, and, conversely, in case the outstanding shares of Common Stock shall be combined into a smaller number of shares, the Conversion Price or in effect immediately prior to such combination shall be proportionately increased.

                               4G. Reorganization or Reclassification. If any capital reorganization or reclassification of the capital stock of the Corporation shall be effected in such a way that holders of Common Stock shall be entitled to receive stock, securities or assets with respect to or in exchange for Common Stock, then, as a condition of reorganization or reclassification, lawful and adequate provisions shall be made whereby each holder of a share or shares of Series Preferred Stock shall thereupon have the right to receive, upon the basis and upon the terms and conditions specified herein and in lieu of the shares of Common Stock immediately theretofore receivable upon the conversion of such share or shares of Series Preferred Stock, such shares of stock, securities or assets as may be issued or payable with respect to or in exchange for number of outstanding shares of such Common Stock equal to the number of shares of such Common Stock immediately theretofore receivable upon such conversion had such reorganization or reclassification not taken place, and in any such case appropriate provisions shall be made with respect to the rights and interests of such holder to the end that the provisions hereof (including without limitation provisions for adjustments of the Conversion Price) shall thereafter be applicable, as nearly as may be, in relation to any shares of stock, securities or assets thereafter deliverable upon the exercise of such conversion rights.

                               4H. Notice of Adjustment. Upon any adjustment of the Conversion Price then and in each such case the Corporation shall give written notice thereof, by first class mail, postage prepaid, or by telex to non-US. residents, addressed to each holder of shares of Series Preferred Stock at the address of such holder as shown on the books of the Corporation, which notice shall state the Conversion Price resulting from such adjustment, setting forth in reasonable detail the method upon which such calculation is based.

                               4I. Other Notices. In case at any time:

                                    (1) the Corporation shall declare any
         dividend upon its Common Stock payable in cash or stock (except in connection with a stock split) or make any other distribution to the holders of its Common Stock;

                                    (2) the Corporation shall offer for
         subscription   pro  rata  to  the  holders  of  its  Common  Stock  any
                        ---------
         additional shares of stock of any class or other rights;

                                    (3) there shall be any capital
         reorganization of the capital stock of the Corporation, or a consolidation or merger of the Corporation with or into, or a sale of all or substantially all its assets to, another entity or entities; or

                                    (4) there shall be a Liquidation; and

                                    (5) then, in any one or more of said
         cases, the Corporation shall give, by first class mail, postage prepaid, or by telex to non-US. residents, addressed to each holder of any shares of Series Preferred Stock at the address of such holder as shown on the books of the Corporation, (a) at least 20 days' prior written notice of the date on which the books of the Corporation shall close or a record shall be taken for such dividend, distribution or subscription rights or for determining rights to vote in respect of any such reorganization, reclassification, consolidation, merger, sale, Liquidation and (b) in the case of any such reorganization, reclassification, consolidation, merger, sale, Liquidation, at least 20 days' prior written notice of the date when the same shall take place. Such notice in accordance with the foregoing clause (a) shall also specify, in the case of any such dividend, distribution or subscription rights, the date on which the holders of Common Stock shall be entitled thereto and such notice in accordance with the foregoing clause (b) shall also specify the date on which the holders of Common Stock shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, sale, or Liquidation, as the case may be.

                               4J. Stock to be Reserved. The Corporation will at all times reserve and keep available out of its authorized Common Stock, solely for the purpose of issuance upon the conversion of Series Preferred Stock as herein provided, such number of shares of Common Stock as shall then be issuable upon the conversion of all outstanding shares of Series Preferred Stock. The Corporation covenants that all shares of Common Stock which shall be so issued shall be duly and validly issued and fully paid and nonassessable and free from all taxes, liens and charges with respect to the issue thereof, and, without limiting the generality of the foregoing, the Corporation covenants that it will from time to time take all such action as may be requisite to assure that the par value per share of the Common Stock is at all times equal to or less than the Conversion Price in effect at the time. The Corporation will take all such action as may be necessary to assure that all such shares of Common Stock may be so issued without violation of any applicable law or regulation, or of any requirement of any national securities exchange upon which the Common Stock may be listed. The Corporation will not take any action which results in any adjustment of the Conversion Price if the total number of shares of Common Stock issued and issuable after such action upon conversion of the Series Preferred Stock would exceed the total number of shares of Common Stock then authorized by this Certificate of Incorporation.

                               4K. Reissuance of Series Preferred Stock.
         Shares of Series Preferred Stock which are converted into shares of Common Stock as provided herein shall , upon their conversion, become authorized but unissued shares of Preferred Stock which may be issued as part of one or more series of Preferred Stock to be created by resolution or resolutions of the Board of Directors in accordance with Article FOURTH, Section B.

                               4L. Issue Tax. The issuance of certificates for shares of Common Stock upon conversion of Series Preferred Stock shall be made without charge to the holders thereof for any issuance tax in respect thereof, provided that the Corporation shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other than that of the holder of the Series Preferred Stock which is being converted.

                               4M. Closing of Books. The Corporation will at no time close its transfer books against the transfer of any Series Preferred Stock or of any shares of Common Stock issued or issuable upon the conversion of any shares of Series Preferred Stock in any manner which interferes with the timely conversion of such Series Preferred Stock, except as may otherwise be required to comply with applicable securities laws.

                               4N. Definition of Common Stock. As used in this paragraph 4, the term "Common Stock" shall mean and include the Corporation's authorized Class A and Class B Common Stock, $.005 par value, as constituted on the date of filing of this Amended and Restated Certificate of Incorporation, and shall also include any capital stock of any class of the Corporation thereafter authorized which shall neither be limited to a fixed sum or percentage of par value in respect of the rights of the holder thereof to participate in dividends nor entitled to a preference in the distribution of assets upon the voluntary or involuntary liquidation, dissolution or winding up of the Corporation.

                      5. Redemption at Option of the Series Preferred Stock.

                               5A. Redemption Price and Election. If any holder of then outstanding shares of Series Preferred Stock requests the Corporation in writing, given at any time or from time to time on or after December 31, 2003 (the "Redemption Election"), to redeem shares of the outstanding Series Preferred Stock, the Corporation shall give prompt written notice thereof to all other holders of Series Preferred Stock whereupon such other holders shall give written notice to the Corporation (the "Notice Period") if they desire to have their shares of Series Preferred Stock redeemed, stating the number of such shares they wish to have so redeemed. Subject to the conditions set forth in this paragraph 5, the Corporation shall, immediately after the Notice Period, first redeem all shares of Senior Preferred Stock specified in such requests at the time, and pursuant to the terms, set forth below, in each case by paying in cash, out of funds legally available therefor, a sum per share equal to $10.00 per share (appropriately adjusted for Recapitalization Events) plus, in the case of each share, an amount equal to all Accruing Dividends in respect of such shares unpaid thereon (whether or not declared) and any other dividends declared but unpaid thereon, computed to the date payment thereof is made available (valuing any accrued but unpaid PIK Dividends at $10.00 per share, appropriately adjusted for Recapitalization Events) (the "Redemption Price"), and then, to the extent funds are legally available therefor after payment in full to the holders of Senior Preferred Stock electing to redeem, redeem all shares of Junior Preferred Stock specified in such requests at the time, and pursuant to the terms, set forth below, in each case by paying in cash, out of the funds legally available therefor, a sum per share equal to the Redemption Price.

                               5B. Redemption Date. Subject to the
         Corporation having funds legally available, the closing of the redemption of shares of Senior Preferred Stock shall occur on or about 60 days following the date of the Redemption Election (the "Senior Redemption Date") and redemption of shares of Junior Preferred Stock shall occur thereafter, as determined by the Board of Directors, provided that it shall not occur more than ten (10) days after the Senior Redemption Date (the "Junior Redemption Date"). The Senior Redemption Date and Junior Redemption Date may hereinafter sometime be referred to as the "Redemption Date" or the "Redemption Dates."

                               5C. Redemption Notice. If the Redemption
         Election has been received, the Corporation shall mail, postage prepaid, not less than 30 days nor more than 60 days prior to the Redemption Date, written notice thereof (the "Redemption Notice"), to each holder of record of the Series Preferred Stock to be redeemed, at his post office address last shown on the records of the Corporation. Each such Redemption Notice shall state:

                               (1) The number of shares of Series Preferred
                      Stock held by the holder that the Corporation shall redeem on the Redemption Date specified in the Redemption Notice;

                               (2) The Redemption Date and Redemption Price;

                               (3) The date upon which the holder's Conversion
                      Rights as to such shares terminate which termination shall be on the close of business on the Redemption Date; and

                               (4) That the holder is to surrender to the
                      Corporation, in that manner and at the place designated, his certificate or certificates representing the shares of Series Preferred Stock to be redeemed.

                               5D. Surrender of Certificates; Payment. On or before each Redemption Date, each holder of shares of Series Preferred Stock to be redeemed on such Redemption Date, unless such holder has exercised his right to convert the shares as provided in paragraph 4 hereof, shall surrender the certificate or certificates representing such shares to the Corporation, in the manner and at the place designated in the Redemption Notice, and thereupon the Redemption Price for such shares shall be payable to the order of the person whose name appears on such certificates or certificates as the owner thereof, and each surrendered certificate shall be canceled and retired. In the event less than all of the shares represented by such certificate are redeemed, a new certificate representing the unredeemed shares shall be issued forthwith.

                               5E. Rights Subsequent to Redemption. If the
         Redemption Notice shall have been duly given, and if on each Redemption Date the applicable Redemption Price therefor is either paid or made available for payment through the deposit arrangement specified in subparagraph F below, then notwithstanding that the certificates evidencing any of the shares of Series Preferred Stock so called for redemption shall not have been surrendered, the dividends with respect to such shares shall cease to accrue after the applicable Redemption Date and all rights with respect to such shares shall forthwith terminate after the applicable Redemption Date, except only the right of the holders to receive the applicable Redemption Price without interest upon surrender of their certificate or certificates therefor.

                                 5F. [Omitted.]

                               5G. Deposit of Funds. On or prior to each Redemption Date, the Corporation shall deposit with any bank or trust company, having capital and surplus of at least $100,000,000 as a trust fund, a sum equal to the aggregate Redemption Price of all shares of Series Preferred Stock called for redemption on such Redemption Date and not yet redeemed or converted, with irrevocable instructions and authority to the bank or trust company to pay, on and after each such Redemption Date, the applicable Redemption Price to the respective holders upon the surrender of their share certificates. From and after the date of such deposit (but not prior to each Redemption Date), the shares so called for redemption on such Redemption Date shall be redeemed. The deposit shall constitute full payment of the shares of their holders, and from and after each Redemption Date the shares redeemed on such Redemption Date shall be deemed to be no longer outstanding, and the holders thereof shall cease to be shareholders with respect to such shares and shall have no rights with respect thereto except the rights to receive, from the bank or trust company, payment of the applicable Redemption Price of the shares, without interest, upon surrender of their certificates therefor. Any funds so deposited and unclaimed at the end of one year from the Redemption Date shall be released or repaid to the Corporation, after which the holders of shares called for redemption shall be entitled to receive payment of the applicable Redemption Price only from the Corporation.

                               5H. Funds Unavailable. If the funds of the Corporation legally available for redemption of shares of Senior Preferred Stock on the Senior Redemption Date are insufficient to redeem the total number of outstanding shares of Senior Preferred Stock scheduled to be redeemed on such date, the holders of shares of Senior Preferred Stock scheduled to be redeemed shall share ratably in any funds legally available for redemption of such shares according to the respective amounts which would be payable with respect to the full number of shares owned by them if all such outstanding shares were redeemed in full. The shares of Senior Preferred Stock not redeemed shall remain outstanding and entitled to all rights and preferences provided herein. At any time thereafter when additional funds of the Corporation are legally available for the redemption of such shares of Senior Preferred Stock, such funds will be used, at the end of the next succeeding fiscal quarter, to redeem the balance of such shares, or such portion thereof for which funds are then legally available, on the basis set forth above. If the funds of the Corporation legally available for redemption of shares of Junior Preferred Stock on the Junior Redemption Date are insufficient to redeem the total number of outstanding shares of Junior Preferred Stock scheduled to be redeemed on such date, the holders of shares of Junior Preferred Stock scheduled to be redeemed shall share ratably in any funds legally available for redemption of such shares according to the respective amounts which would be payable with respect to the full number of shares owned by them if all such outstanding shares were redeemed in full. The shares of Junior Preferred Stock not redeemed shall remain outstanding and entitled to all rights and preferences provided herein. At any time thereafter when additional funds of the Corporation are legally available for the redemption of such shares of Junior Preferred Stock, such funds will be used, at the end of the next succeeding fiscal quarter, to redeem the balance of such shares, or such portion thereof for which funds are then legally available, on the basis set forth above.

                               5I. Redeemed or Otherwise Acquired Shares to be Retired. Any shares of Series Preferred Stock redeemed pursuant to this paragraph 5 or paragraph 6 or otherwise acquired by the Corporation in any manner whatsoever shall be canceled and shall not under any circumstances be reissued; and the Corporation may from time to time take such appropriate corporate action as may be necessary to reduce accordingly the number of authorized shares of Series Preferred Stock.

                      6. Redemption at the Option of the Corporation. In the event of a Qualified Public Offering, the Corporation shall have the right, beginning on the date following the closing date of such Qualified Public Offering, to redeem all shares of Series Preferred Stock issued as PIK Dividends, at the Redemption Price, computed to the date payment thereof is made. At least thirty (30) but not more than sixty (60) days prior to the date fixed by the Corporation for such redemption, the Corporation shall give written notice of its intention to so redeem to each holder of Series Preferred Stock to be redeemed, in accordance with Paragraph 5C hereof, and on and after such redemption date, the provisions of paragraph 5E hereof shall apply.

                      7. Amendments. No provision of the terms of the Senior Preferred Stock or the Junior Preferred Stock, respectively, may be amended, modified or waived without the written consent or affirmative vote of the holders of at least two-thirds of the then outstanding shares of the Senior Preferred Stock or the Junior Preferred Stock, respectively, voting separately by class; provided, however, that in the event that an amendment, modification or waiver of the terms of one series of Series Preferred Stock would result in any of the rights of the holders of another series of Series Preferred Stock being adversely affected, then the amendment, modification or waiver of such terms may not be effected without the written consent of two-thirds of the holders of each series of Series Preferred Stock affected, voting separately by series and class.

                  B.  Preferred Stock

                  The remaining shares of unclassified Preferred Stock may be issued from time to time in one or more series. The Board of Directors is expressly authorized, subject to the limitations prescribed by law and this Article FOURTH, from time to time, to provide for the issuance of all or any of the remaining shares of Preferred Stock in one or more series, and by filing a certificate pursuant to the applicable law of the State of Delaware, (1) to fix the number of shares to be included in one or more series of Preferred Stock; (2) to determine the designation of any such series; (3) to determine or alter, without limitation or restriction, the relative rights, preferences, privileges and the qualifications, limitations and restrictions granted to or imposed upon any wholly unissued series of Preferred Stock; and (4) within the limits or restrictions stated in any resolution or resolutions of the Board of Directors originally fixing the number of shares constituting any series, to increase

         (but not above the total number of authorized shares of the class) or decrease (but not below the number of shares thereof then outstanding) the number of shares of any such series subsequent to the issue of shares of that series.

                  C. Common Stock

                  1. Definitions. As used herein, the term "Common Stock" used without reference to the Class A Common Stock or the Class B Common Stock means the Class A Common Stock and Class B Common Stock, share-for-share alike and without distinction, except as otherwise set forth herein or as the context otherwise requires.

                  2. Voting. Subject to the provisions of Article FOURTH, Section A, the holder of each outstanding share of Class A Common Stock shall be entitled to one vote per share on all matters upon which the stockholders of the Corporation are entitled to vote. The Class B Common Stock shall have no voting rights except as provided by law.

                  3. Dividends. Subject to the preferential rights of the Series Preferred Stock and any series of Preferred Stock which may be designated from time to time by the Board of Directors, the holders of Common Stock shall be entitled to receive, to the extent permitted by law, such dividends as may be declared from time to time by the Board of Directors.

                  4. Liquidation. In the event of any Liquidation or distribution of assets of the Corporation, after distribution in full of any preferential amount to be distributed to the holders of Series Preferred Stock and any series of Preferred Stock which may be designated from time to time by the Board of Directors, the holders of Common Stock shall be entitled to receive all the remaining assets of the Corporation of whatever kind available for distribution to stockholders.

                  5. Conversion into Single Class. On the closing date of a Public Offering, each outstanding share of Class B Common Stock shall automatically be converted into one share of Class A Common Stock except any outstanding share of Class B Common Stock held by Norwest Equity Capital, Inc., or any affiliate thereof, that is subject to restrictions on ownership of voting common stock by reason of the Bank Holding Company Act of 1956 or other statute or regulation (a "Restricted Owner") shall not be so converted but shall be so converted automatically and without further act upon the transfer of such share to any person, firm or entity that is not a Restricted Owner (so long as such transferee does not own 2% or more of the outstanding voting stock of the Corporation). On and after such date as no shares of Series A Preferred Stock or Series A Junior Preferred Stock are outstanding, if not converted prior thereto pursuant to the preceding sentence, the holders of Class B Common Stock shall have the right at any time to convert each share of Class B Common Stock into one share of Class A Common Stock.

                  If no Series Preferred Stock is outstanding, a consolidation, merger or reorganization of the Corporation with any other corporation or corporations, or a sale of all or substantially all of the assets of the Corporation shall not be considered a Liquidation of the Corporation within the meaning of these provisions.

                  SECOND: That on the close of business on the effective date of this Certificate of Amendment (the "Effective Date"), each share of Class A Common Stock and Class B Common Stock of the Corporation issued and outstanding at the close of business on the Effective Date shall be split into two shares of such class of Common Stock, as the case may be, without change in the aggregate amount of capital represented by the issued shares, such two-for-one split to be accomplished by issuing to each holder of the Corporation's Class A Common Stock and Class B Common Stock of record at the close of business on the Effective Date a certificate or certificates at the rate of one additional share of such class of Common Stock for each share of such class of Common Stock held of record on the stock transfer records of the Corporation at the close of business on the Effective Date.

                  THIRD: That the foregoing amendment to the Article Fourth of the Amended and Restated Certificate of Incorporation and resolution pertaining thereto were duly appointed by the board of directors of the Corporation in accordance with Section 242 of the General Corporation Law of the State of Delaware.

                  FOURTH: That the foregoing amendment to Article Fourth of the Amended and Restated Certificate of Incorporation and resolution pertaining thereto were adopted and approved by the holders of Class A Common Stock, Class

         B Common Stock, Senior Preferred Stock and Junior Preferred Stock of the Corporation by written consent in lieu of a meeting thereof, in accordance with the provisions of the Amended and Restated Certificate of Incorporation and Securities 228 and 242 of the General Corporation Law of the State of Delaware. Notice of such action was sent to each nonconsenting holder of shares of the Corporation's capital stock in accordance with Section 228 of the General Corporation Law of the State of Delaware.

                  IN WITNESS WHEREOF, this instrument has been executed for, and on behalf of, and in the name of the Corporation by its officers thereunto duly authorized on January 4, 1995.

                                            TRANSACTION SYSTEMS ARCHITECTS, INC.

                                            By: /s/ William E. Fisher
                                               ---------------------------------

ATTEST:

By: /s/ David P. Stokes
   ---------------------

                            CERTIFICATE OF AMENDMENT
                           TO THE AMENDED AND RESTATED
                          CERTIFICATE OF INCORPORATION
                                       OF
                      TRANSACTION SYSTEMS ARCHITECTS, INC.

                        (Pursuant to Section 242 of the
               General Corporation Law of the State of Delaware)

         Transaction Systems Architects, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation"), hereby certifies the following:

         FIRST: That Article Fourth of the Amended and Restated Certificate of Incorporation of the Corporation shall be, and hereby is, amended by adding the following to paragraph 4 of Section A thereof:

                  4O. Conversion in Event of Public Offering. Notwithstanding anything to the contrary in this Article FOURTH, each outstanding share of Series Preferred Stock (other than Series Preferred Stock received as Series A PIK Dividends or Series B PIK Dividends, as the case maybe) shall automatically be converted immediately prior to the closing of a Public Offering (the "Closing") into such number of fully paid and nonassessable shares of Class A Common Stock as is obtained by
                  (a) multiplying the number of shares of such Series Preferred Stock so to be converted by $10.00 and (b) dividing by the then effective Conversion Price; provided, however, that any Series Preferred Stock held by Norwest Equity Capital, Inc. or other Restricted Owner (as defined at paragraph 5 of Article FOURTH, Section C) shall be automatically converted immediately prior to the Closing into such resulting number of shares of Class B Common Stock; and all amounts payable to holders upon conversion pursuant to paragraph 4C hereof shall be paid contemporaneously with the Closing.


         SECOND: That the Amended and Restated Certificate of Incorporation of the Corporation shall be, and hereby is, amended by adding the following Article Twelvth thereto:

                  TWELVTH: The Corporation shall be subject to Section 203 of the General Corporation Law of the State of Delaware (and any successor provision thereto) in accordance with its terms.

         THIRD: That the effectiveness of the foregoing amendments to the Amended and Restated Certificate of Incorporation of the Corporation shall be subject to, and conditioned upon, the closing of a Public Offering (as defined at Article Fourth of the Amended and Restated Certificate of Incorporation of the Corporation) within five (5) business days following the filing of this Certificate of Amendment in accordance with Section 103 of the General Corporation Law of the State of Delaware. In the event such closing does not occur within the prescribed time, the foregoing amendments to the Amended and Restated Certificate of Incorporation of the Corporation shall be void and without effect.

         FOURTH: That the foregoing amendments to the Amended and Restated Certificate of Incorporation and resolution pertaining thereto were duly adopted by the board of directors of the Corporation in accordance with Section 242 of the General Corporation Law of the State of Delaware.

         FIFTH: That the foregoing amendments to the Amended and Restated Certificate of Incorporation and resolution pertaining thereto were adopted and approved by the holders of Class A Common Stock, Class B Common Stock, Senior Preferred Stock and Junior Preferred Stock of the Corporation by written consent in lieu of a meeting thereof, in accordance with the provisions of the Amended and Restated Certificate of Incorporation and Sections 228 and 242 of the General Corporation Law of the State of Delaware. Notice of such action was sent to each nonconsenting holder of shares of the Corporation's capital stock in accordance with Section 228 of the General Corporation Law of the State of Delaware.

         IN WITNESS WHEREOF, this instrument has been executed for, and on behalf of, and in the name of the Corporation by its officers thereunto duly authorized on February 24, 1995.

                                            TRANSACTION SYSTEMS ARCHITECTS, INC.

                                            By: /s/ William E. Fisher
                                               ---------------------------------

ATTEST:

By: /s/ David P. Stokes
   ---------------------

                           CERTIFICATE OF DESIGNATIONS

                                       OF

                         SPECIAL PREFERRED VOTING STOCK

                                       OF

                      TRANSACTION SYSTEMS ARCHITECTS, INC.



         Pursuant to the provisions of Section 151(g) of the General Corporation Law of the State of Delaware (the "DGCL") and pursuant to its Amended and Restated Certificate of Incorporation, the undersigned, Transaction Systems Architects. Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware (the "Corporation"), in accordance with the provisions of Section 103 thereof, DOES HEREBY CERTIFY:

         That pursuant to the authority vested in the Board of Directors in accordance with the provisions of the Amended and Restated Certificate of Incorporation of the Corporation, the Board of Directors on January 5, 2001, adopted the following resolution creating a series of Preferred Stock, par value $.01, designated as "Special Preferred Voting Stock":

         RESOLVED, that pursuant to the authority expressly granted to and vested in the Board by the Amended and Restated Certificate of Incorporation, the Board hereby authorizes the creation of a series of preferred stock, par value $.01 per share, of the Corporation, such series to be designated Special Preferred Voting Stock (the "Special Preferred Voting Stock"), and hereby fixes the designation and number of shares thereof and the other powers, preferences and relative, participating, optional and other special rights, and the qualifications, limitations and restrictions thereof as follows:

         Section 1. Special Preferred Voting Stock Designated. A series of Preferred Stock consisting of one share of such stock, is hereby designated as "Special Preferred Voting Stock." The outstanding share of Special Preferred Voting Stock shall be entitled at any relevant date on all matters presented to the holders of Class A Common Stock of the Corporation to the number of votes equal to the number of Exchangeable Shares (as such term is defined in the Voting and Exchange Trust Agreement dated as of January 11,2001, among the Corporation, Transaction Systems Architects Nova Scotia Company, TSA Exchangeco Limited, and Wells Fargo Bank Minnesota, N.A.) outstanding from time to time, other than Exchangeable Shares held by the Corporation and its affiliates. The Special Preferred Voting Stock and Class A Common Stock shall vote together as a single class. The Special Preferred Voting Stock shall have no other voting rights except as required by law. No dividend shall be paid to the holder of Special Preferred Voting Stock. The Special Preferred Voting Stock is not convertible into any other class or series of the capital stock of the Corporation or into cash, property or other rights. The holder of the Special Preferred Voting Stock shall not be entitled to participate in any payment or distribution upon any voluntary or involuntary liquidation, dissolution or winding up of the Corporation. Any share of Special Preferred Voting Stock purchased or otherwise acquired by the Corporation shall be deemed retired and shall be canceled and may not thereafter be reissued or otherwise disposed of by the Corporation. So long as any Exchangeable Shares shall be outstanding, the number of shares comprising the Special Preferred Voting Stock shall not be increased or decreased and no other term of the Special Preferred Voting Stock shall be amended, except upon the approval of the holder of the outstanding share of Special Preferred Voting Stock. At such time as no Exchangeable Shares shall be outstanding, the Special Preferred Voting Stock shall automatically be cancelled.

         IN WITNESS WHEREOF, the undersigned has executed this Certificate and does affirm the foregoing as true this 5th day of January, 2001.


                                         TRANSACTION SYSTEMS ARCHITECTS, INC.

                                         By: /s/ David P. Stokes
                                            ------------------------------------
                                            David Stokes
                                            Vice President - Legal and Secretary















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